Exhibit 3.23

ARTICLES OF INCORPORATION

OF

1300 SW FIFTH AVENUE, INC.

The undersigned natural person of the age of eighteen (18) years or more, acting as an Incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

ARTICLE I

The name of this corporation is 1300 SW FIFTH AVENUE, INC. and its duration shall be perpetual.

ARTICLE II

The purposes for which the corporation is organized are to franchise, operate and sell Oil Can Henry’s centers and to engage in any other lawful activities for which corporations may be organized under the Act.

ARTICLE III

1. The aggregate number of shares which the corporation shall have authority to issue is one hundred thousand (100,000) common voting shares with no par value.

2. Shareholders shall have pre-emptive rights to acquire shares to the extent provided by the Act.

3. No Shareholder shall be entitled to cumulate his votes for election of Directors.

4. At any meeting of the Shareholders, the holders of a majority of all the outstanding voting shares of the capital stock of this corporation, present in person or represented by proxy, shall constitute a quorum of the Shareholders for all purposes.

5. The corporation shall have the right to purchase its own shares as provided by the Act.

ARTICLE IV

The address of the initial registered office of the corporation is 2300 First Interstate Tower, 1300 SW Fifth Avenue, Portland, Oregon 97201, and the name of its initial registered agent at such address is Milton R. Stewart.

ARTICLE V

1. The number of Directors of the corporation shall be fixed by the By-Laws of this corporation. The number of Directors constituting the initial Board of Directors of the corporation is two (2). The names and addresses of the persons who are to serve as Directors until the first annual meeting of Shareholders or until their successors are elected and qualified are:

ARTICLES OF INCORPORATION – PAGE 1

Name	Address

John E. Shepanek	17980 Meadowlark Lane Lake Oswego, OR 97034

James Gaylon Smith	4 SW Sherwood Court Lake Oswego, OR 97034

2. Vacancies in the Board of Directors shall be filled by the affirmative vote of the remaining Directors even though less than a quorum. All other requirements for filling such vacancies shall be established by the Bylaws of this corporation.

3. All or any number of the Directors may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

ARTICLE VI

Contracts or transactions of the corporation with an interested Director or Officer shall be valid as provided by the Act. The presence of such interested Director shall count toward a quorum and he may vote in favor of the transaction.

ARTICLE VII

1. The Corporation shall indemnify, to the fullest extent provided in the Act, any Director or Officer who was or is a party or is threatened to be made a party to any proceeding by reason of or arising from the fact that he is or was a Director or Officer of the Corporation. The determination and authorization of indemnification shall be made as provided in the Act.

2. The Corporation, shall pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding in advance of final disposition of the proceeding as provided in the Act.

3. The indemnification referred to in the various sections of this Article shall be deemed to be in addition to and not in lieu of any other rights to which those indemnified may be entitled under any statute, rule of law or equity, agreement, vote of the Shareholders or Board of Directors or otherwise.

ARTICLES OF INCORPORATION – PAGE 2

ARTICLE VIII

The name and address of the person to whom the Corporation Commissioner may mail notices required by the Act is:

Name	Address

Jay D. Hull	2300 First Interstate Tower 1300 SW Fifth Avenue Portland, OR 97201

ARTICLE IX

The name and address of the incorporator is:

Name	Address

Jay D. Hull	2300 First Interstate Tower 1300 SW Fifth Avenue Portland, OR 97201

ARTICLE X

The person to contact about this filing is:

Name	Telephone Number
Jay D. Hull	(503) 241-2300

I, the undersigned Incorporator, declare under penalties of perjury that I have examined the foregoing and to the best of my knowledge and belief, it is true, correct and complete.

DATED this 1st day of June, 1988.

/s/ Jay D. Hull
Jay D. Hull, Incorporator

ARTICLES OF INCORPORATION – PAGE 3

ARTICLES OF MERGER

1.	Plan of Merger

(a)	Surviving Corporation. OCH International, Inc. (“OCHI”) shall merge into 1300 S.W. Fifth Avenue, Inc. (“1300”). 1300 shall be the surviving corporation.

(b)	Terms and conditions of merger. On the effective date of the merger of OCHI into 1300, the separate existence of OCHI shall cease, stock of OCHI shall be cancelled, and 1300 shall succeed to all of the properties, rights, and other assets and shall be subject to all of the liabilities of OCHI, without further action by either corporation.

(c)	The manner and basis of converting the shares of each merging corporation. The shares of OCHI shall be cancelled and the shares of 1300 shall remain in the amount of the current shares outstanding and shall still be owned by the current shareholders. There shall be no change in 1300’s shareholdings. 1300 shall succeed to all of the properties, rights, and other assets and shall be subject to all of the liabilities of OCHI.

(d)	Statement of chancres in the Articles of Incorporation of 1300. There are no changes in the Articles of Incorporation of 1300 caused by the merger with OCHI.

(e)	Other provisions that are necessary or desirable.

1.	The officers of OCHI are authorized and directed to execute, deliver and file such deeds, assignments, bills of sale, certificates of dissolution and other certificates or documents, as may be necessary or desirable to effectuate the transfer of all of OCHI’s assets and the liquidation and dissolution of OCHI, pursuant to the Agreement and Plan of Merger; and,

2.	The officers of OCHI and the officers of 1300 are hereby authorized and directed to take such additional actions as may be necessary or desirable to effect the intent of the foregoing resolutions and plan.

2.	(a) 1300 has 100,000 shares of no par voting common stock authorized. Of those, 100,000 shares are issued and outstanding:

James Gaylen Smith	50,000 Shares
John E. Shepanek	50,000 shares
100,000 shares outstanding

(b)	OCH International, Inc. has 100 shares of no par voting common stock authorized. Of those, 100 shares are issued and outstanding:

1300 S.W. Fifth Avenue, Inc.	100 shares
100 shares outstanding

ARTICLES OF MERGER – PAGE 1 of 2

3. (a)	One hundred thousand shares of 1300 S.W. Fifth Avenue, Inc. voted for the Plan of Merger. Zero (0) shares of 1300 S.W. Fifth Avenue, Inc. voted against the Plan Merger.

(b)	One hundred shares of OCH International, Inc. voted for the Plan of Merger. Zero (0) shares of OCH international, Inc. voted against the Plan of Merger.

4.	The person to contact regarding this filing is MILTON R. STEWART, whose telephone number is (503) 241-2300.

5.	1300 S.W. Fifth Avenue and OCH International, Inc. have authorized and approved these Articles of Merger to be effective this 29th day of July, 1988.

1300 S.W. Fifth Avenue, Inc.		OCH International, Inc.

By:	/s/ John E. Shepanek	By:	/s/ James Gaylon Smith
	John E. Shepanek Member, Office of the President		James Gaylon Smith President

By:	/s/ James Gaylon Smith
James Gaylon Smith Member, Office of the President

ARTICLES OF MERGER – PAGE 2 of 2

ARTICLES OF AMENDMENT BY SHAREHOLDERS

OF

1300 SW FIFTH AVENUE, INC.

1. The name of the corporation prior to amendment is 1300 SW FIFTH AVENUE, INC.

2. Article I of the Articles of Incorporation shall be amended to read:

“The name of the corporation is OCH INTERNATIONAL, INC. and its duration shall be perpetual.”

3. The amendment was adopted on July 29, 1988.

4. Shareholder action was required to adopt the amendment. One hundred thousand shares of common no par value stock are outstanding. 100,000 shares voted in favor of the amendment and no shares voted against.

/s/ John E. Shepanek
John E. Shepanek, Secretary

PERSON TO CONTACT

ABOUT THIS FILING:

Milton R. Stewart

Telephone: (503) 241-2300

ARTICLES OF AMENDMENT BY SHAREHOLDERS AND DIRECTORS

OF

OCH International, INC.

1. The name of the corporation prior to amendment is OCH International, Inc.

2. Article III, Section 1 shall be amended to read:

“The aggregate number of shares which the corporation shall have the authority to issue is two hundred thousand (200,000) common voting shares with no par value.”

3. The amendment was adopted on January 7, 1989.

4. Shareholder action was required to adopt the amendment. The shareholder vote was as follows:

Class	No. Shares Outstanding	No. Shares Entitled To Vote	No. Vote Cast For	No. Votes Cast Against
Common	100,000	100,000	100,000	-0-

/s/ John E. Shepanek
John E. Shepanek, Co-President

/s/ John Gaylon Smith
John Gaylon Smith, Co-President

PERSON TO CONTACT

ABOUT THIS FILING:

Milton R. Stewart

Telephone: (503) 241-2300

ARTICLES OF AMENDMENT

OF

OCR INTERNATIONAL, INC.

Pursuant to ORS 60.447, the undersigned corporation submits these Articles of Amendment for filing:

1. The name of the corporation is OCH International, Inc.

2. Article III of the Company’s Articles of Incorporation is deleted in its entirety and the following language is placed in its stead:

ARTICLE III

The corporation shall have authority to issue 10,000,000 shares of common stock, without par value, and to issue 10,000,000 shares of preferred stock, without par value. Authority shall be vested in the Board of Directors to divide or issue any part or all of the authorized shares of preferred stock in any number of series and to fix, determine, and assign rights and preferences for the shares of any series so established, including, without being limited to, any of the following:

1. The rate and payment of dividends, if any, and whether dividends are cumulative or noncumulative;

2. Whether the shares may be redeemed, and, if so, the redemption price and terms, time, and conditions for redemptions;

3. The amount payable upon such shares, if any, in the event of voluntary or involuntary liquidation;

4. Sinking fund provisions, if any, for the redemption or purchase of such shares;

5. The terms and conditions, if any, on which such shares may be converted into shares of common stock or other securities of the corporation;

6. The voting rights of such shares, including any special voting privileges or advance consent requirements or denial of any voting privileges; and

7. Such other protective covenants, limitations, and conditions as may, in the judgment of the Board of Directors, be deemed reasonably calculated to preserve or protect the rights and preferences specified under 1 through 6 above.

In establishing any such series of preferred stock, the Board of Directors shall adopt a resolution so designating the series as to distinguish the shares thereof from the shares of any and all other shares in classes, and fixing and determining the relative rights and preferences thereof. Prior to the issuance of any shares of any such series or preferred stock which has been established by such a resolution of the Board of Directors, the corporation shall execute and file in the manner provided by law all statements as may, be required by law for the issuance of a series of preferred shares, and upon such filing, the terms of such statement shall be deemed to be a part of these articles. The authority herein granted to the Board of Directors to determine the rights and preferences of the preferred stock shall be limited to supplying such terms in the case of unissued shares, and no lower shall exist to alter or change the terms of any shares which previously have been issued.

3. The amendment was adopted by the written consent of the Board of Directors and shareholders on February 8, 1990.

The Shareholder vote was as follows:

Class or Series of Shares	Number of Shares Outstanding	Number of Votes Entitled to be Cast	Number of Vote Cast For	Number of Votes Cast Against
Common	88,500	88,500	88,500	-0-

Dated 4-20-90, 1990

OCH INTERNATIONAL, INC.

By:	/s/ John Shepanek
John Shepanek, President

Person to contact

about this filing:

Christine Welch

(206) 223-4600

ARTICLES OF AMENDMENT

OF

OCH INTERNATIONAL INC.

Pursuant to ORS 60.447, the undersigned corporation submits these Articles of Amendment for filing:

1. The name of the corporation is OCH International, Inc.

2. Article III of the Company’s Articles of Incorporation is deleted in its entirety and the following language is placed in its stead:

ARTICLE III

Section 1. Capital Stock.

The corporation shall have authority to issue 10,000,000 shares of common stock, without par value (“Common Stock”), and to issue 10,000,000 shares of preferred stock, without par value. Authority shall be vested in the Board of Directors to divide or issue any part or all of the authorized shares of preferred stock in any number of series and to fix, determine, and assign rights and preferences for the shares of any series so established, including, without being limited to, any of the following:

(a) The rate and payment of dividends, if any, and whether dividends are cumulative or noncumulative;

(b) Whether the shares may be redeemed, and, if so, the redemption price and terms, time, and conditions for redemptions;

(c) The amount payable upon such shares, if any, in the event of voluntary or involuntary liquidation;

(d) Sinking fund provisions, if any, for the redemption or purchase of such shares;

(e) The terms and conditions, if any, on which such shares may be converted into shares of Common Stock or other securities of the corporation;

(f) The voting rights of such shares, including any special voting privileges or advance consent requirements or denial of any voting privileges; and

(g) Such other protective covenants, limitations, and conditions as may, in the judgment of the Board of Directors, be deemed reasonably calculated to preserve or protect the rights and preferences specified under (a) through (f) above.

In establishing any such series of preferred stock, the Board of Directors shall adopt a resolution so designating the series as to distinguish the shares thereof from the shares of any and all other shares in classes, and fixing and determining the relative rights and preferences thereof. Prior to the issuance of any shares of any such series or preferred stock which has been established by such a resolution of the Board of Directors, the corporation shall execute and file in the manner provided by law all statements as may be required by law for the issuance of a series of preferred shares, and upon such filing, the terms of such statement shall be deemed to be a part of these articles. The authority herein granted to the Board of Directors to determine the rights and preferences of the preferred stock shall be limited to supplying such terms in the case of unissued shares, and no power shall exist to alter or change the terms of any shares which previously have been issued.

Section 2. Destination of Series A Convertible Preferred Stock.

The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2 below.

A. Series A Convertibly Preferred Stock.

The series of Series A Convertible Preferred Stock, consisting of 107,700 shares, having a par value of $3.25, shall be designated herein as the “Series A Stock” and shall be convertible into shares of the corporation’s Common Stock, as described in Section 2(E).

B. Dividends.

Dividends shall be declared and set aside for any shares of the Series A Stock only upon resolution of the Board; provided that:

1. Preference. Holders of Series A Stock, in preference to the holders of shares of any other capital stock of the corporation, shall be entitled to receive, on a quarterly basis, when and as declared by the Board of Directors, but only out of Excess Cash, as defined below, and funds that are legally available therefor, cumulative cash dividends at the prime interest rate as announced on the date that the dividend is declared by U.S. Bank, or, if such bank no longer announces a prime rate, or, if more than one rate, the average prime rate, as set forth in the Wall Street Journal plus one percent of the “Original Issue Price” per annum on each outstanding share of Series A Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares). The Original Issue Price of the Series A Stock shall be $3.25 per share. Excess Cash, for purposes of this Section 2, shall mean cash that is available from operations less the following amounts: (a) a reserve equal to the amount of cash required for three months of operations, excluding capital expenditures, as determined by the Board of Directors; (b) the amount of current liabilities, including, without limitation, the current portion of any long term indebtedness and interest thereon; and (c) the amount of taxes and franchise licenses and fees that are due and payable in the ordinary course of business.

2. Deferred Dividends. Holders of Series A Stock, in preference to the holders of any other stock of the corporation, shall be entitled to receive, upon the conversion of the Series A Stock, as provided in Section 2(E) below, or upon redemption of such stock pursuant to Section 2(H) below, in cash or in stock, at the option of the corporation, when and as declared by the corporation, but only out of funds that are legally available therefor, a dividend at the rate of 5% of the Original Issue Price per annum on each outstanding share of Series A Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares).

3. Restriction. So long as any shares of Series A Stock shall remain outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Common Stock if (a) the net assets of the corporation after such event would be insufficient to make the liquidation payment described in Section 2(C) on the Series A Stock (whether or not such payment is actually to be paid), and (b) the dividends due to holders of Series A Stock pursuant to Sections 2(B)(1) and (2) shall not have been paid in full.

3. Equal or Greater Dividend. No cash dividends shall be declared on the Common Stock unless or until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been paid to, or declared and a sum sufficient for the payment thereof set apart for the Series A Stock.

C. Liquidation Rights.

Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

1. General. First, the holders of shares of Series A Stock shall be entitled to receive $3.25 for each outstanding share of Series A Stock held by them plus any accrued but unpaid dividends as set forth in Section 2(B)(1) and otherwise (the “Series A Liquidation Amount”). If upon the occurrence of such event, the assets of the corporation shall be insufficient to permit the payment of the full Series A Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the shares of Series A Stock in the same proportions as the full Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the full Series A Liquidation Amount that would otherwise be payable to all holders of Series A Stock, and no distribution to other shareholders of the corporation shall be made. The holders of shares of Series A Stock shall not be entitled to any distribution other than the Series A Liquidation Amount, or to share in the remaining assets of the corporation upon the completion of the distribution of the full Series A Liquidation Amount upon the happening of an event the subject of this Section 2(C).

2. Treatment of Consolidation, Mergers and Sales of Assets. The sale of all or substantially all of the assets of the corporation or the acquisition of the corporation by another entity by means of merger or otherwise resulting in the exchange of the outstanding shares of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2(C), provided, however, that each holder of Series A Stock shall have the right to elect the benefits of the conversion provisions of Section 2(E) in lieu of receiving payment in liquidation, dissolution or winding up on the corporation pursuant to this Section 2(C); provided, further that this provision shall not apply if the shareholders of the corporation immediately prior to such transaction will own a majority of the outstanding shares of the surviving corporation

3. Distributions Other Than Cash. Whether the distribution provided for in this Section 2(C) shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors

D. Voting Power.

Each holder of Series A Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder’s shares of Series A Stock could be converted under Section 2(E), at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of sharerholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided by these Articles of Incorporation or by the Oregon Business Corporation Act, the holders of shares of the Preferred Stock and Common Stock shall vote together as a single class on all matters.

E. Conversion Rights.

The holders of Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common Stock:

1. General. At any time after January 2, 1999, immediately before the closing of a primary, public offering (a “Qualifying Initial Public Offering”) by the corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the aggregate offering proceeds are at least $500,000 (before deduction of underwriters’ discounts and commissions and expenses of the offering) and the per share price as which such shares of Common Stock are offered to the public is at least $1.00 (appropriately adjusted to reflect the occurrence of any split or combination of shares of Common Stock, as described at Section 2(E)(4)(e)) or upon the sale of all or substantially all of the assets of the corporation, any share of the Series A Stock, at the option of the holder, may be converted at any time into such number of fully paid and nonassessable shares of Common Stock as is equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 2(E)(2)) by the number of shares of Series A Stock being converted.

2. Conversion Rate. The conversion rate for Series A Stock in effect at any time (the “Series A Conversion Rate”) shall equal $3.25 divided by the Series A Conversion Price, calculated as provided in Section 2(E)(3).

3. Conversion Price. The conversion price for Series A Stock in effect from time to time, except as adjusted in accordance with Section 2(E)(4), shall be $3.25 (the “Series A Conversion Price”).

4. Adjustments to Applicable Conversion Price. The Conversion Price shall be subject to adjustment at the times, and in accordance with the provisions as follows:

(a) Adjustments for Issuance of Shares at less than the Conversion Price. If and whenever any shares of Additional Common Stock, as defined below, shall be issued by the corporation (the “Stock Issue Date”) for a consideration per share less than the Conversion Price, the Series A Conversion Price in effect upon such issuance (except as otherwise provided in this Section 2(E)(4)) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below, as follows:

(x) an amount equal to the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately before such issuance (which shall include the actual number of shares outstanding plus all shares reserved for issuance upon the conversion of all outstanding Preferred Stock) by the Series A Conversion Price then in effect and (2) the aggregate consideration, if any, received by this Corporation upon the issuance of such Additional Stock; and

(y) the number of shares of Common Stock of this Corporation outstanding immediately after such issuance (including the shares deemed outstanding as provided above).

No adjustment of the Series A Conversion Price shall be made in an amount less than $.01 per share; provided, however, that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series A Conversion Price. Except as provided in subparagraphs 2(E)(4)(c)(iii) and (iv) below, no adjustment of the Series A Conversion Price shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately before such adjustment.

(b) Sale of Shares. In case of the issuance of shares of Additional Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of the cash received by the corporation for such shares, after any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith. In case of the issuance of any shares of Additional Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor, other than cash, shall be deemed to be the then Fair Market Value, as defined below, of the property received.

(c) Options to Purchase or Rights to Subscribe. In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, or convertible or exchangeable securities are not excluded from the definition of Additional Common Stock), the following provisions shall apply:

(i) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in Section 2(E)(4)(b) received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

(ii) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 2(E)(4)(b)), but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

(iii) if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decease become effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged before such increase or decrease becoming effective, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terns;

(iv) upon the expiration of any such options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

(v) if any such options or rights shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the panics thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

(d) Split Up, Dividend or Combination of Shares. In case issued and outstanding shares of Common Stock shall be subdivided or split up into a greater number of shares of the Common Stock, or shares of Common Stock shall be issued as a dividend or otherwise distributed on outstanding Common Stock, the Conversion Price shall be proportionately decreased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price shall be proportionately increased, such increase or decrease, as the case may be, becoming effective at the time of record of the split-up or combination, as the case may be.

(e) Additional Common Stock. The term “Additional Common Stock” herein shall mean all shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued by the corporation after the date of first issuance of Series A Stock other than: (i) Common Stock issued (or deemed to have been issued pursuant to Section 2(E)(4)(c)) upon the conversion of any of the Series A Stock; (ii) Common Stock issued upon exercise of any warrants, stock purchase options or other convertible securities issued and outstanding as of the date that the Series A Stock was first issued; (iii) Common Stock issued pursuant to exercise of any incentive stock option plan for the officers, directors, or key personnel of the corporation currently established at any time or as may be established in the future; or (iv) Common Stock issued pursuant to Section 2(E)(4)(d).

5. Adjustments for Mergers. Consolidations Etc.

(a) Distributions to Common Stock Holders. In the event of a distribution to all holders of Common Stock of any stock, indebtedness of the corporation or assets (excluding cash dividends or distributions from retained earnings) or other rights to purchase securities or assets, then, after such event, the Series A Stock will be convertible into the kind and amount of securities, cash and other property which the holder of the Series A Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Series A Stock immediately prior to the occurrence of such event.

(b) Reorganization or Reclassification. In case of any capital reorganization, reclassification of the stock of the corporation (other than a change in par value or as a result of a stock dividend, subdivision, split up or combination of shares), or consolidation or merger of the corporation with or into another person or entity (other than a consolidation or merger in which the corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the corporation as an entirety or the participation by the corporation in share exchange as the corporation the stock of which is to be acquired, the Series A Stock shall be convertible into the kind and number of shares of stock or other securities or property of the corporation (or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed, or which was the corporation whose securities were exchanged for those of the corporation), to which the holder of the Series A Stock would have been entitled to receive if the holder owned the Common Stock issuable upon conversion of the Series A Stock immediately prior to the occurrence of such event. The provisions of these foregoing sentence shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

6. Fair Market Value. The term “Fair Market Value,” as used herein, is the value ascribed to consideration other than cash as determined by the Board of Directors of the corporation in good faith, which determination shall be final, conclusive and binding. If the Board of Directors shall be unable to agree as to such fair market value, then the issue of fair market value shall be submitted to arbitration under and pursuant to the rules and regulations of the American Arbitration Association, and the decision of the arbitrators shall be final, conclusive and binding, and a final judgment may be entered thereon; provided, however, that such arbitration shall be limited to determination of the fair market value of assets tendered in consideration for the issue of Common Stock.

7. Notice of Adjustment.

(a) Notice. In the event the corporation shall propose to take any action which shall result in an adjustment in the Conversion Price, the corporation shall give notice to the holders of the Series A Stock, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall be given on or before the earlier of 30 days before the record date or the date which such action shall be taken. Such notice shall also set forth all facts (to the extent known) material to the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series A Stock.

(b) Statement. Following completion of an event wherein the Conversion Price shall be adjusted, the Corporation shall furnish to the holders of Series A Stock a statement, signed by the Chief Executive Officer of the corporation, of the facts creating such adjustment and specifying the resultant adjusted Conversion Price then in effect.

8. Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Stock shall be changed into the same or different number of shares of any class or classes of stock of the corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for at Section 2(E)(4)(d)), then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately before such reorganization, reclassification or change, all subject to further adjustment as provided herein.

9. Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Stock shall surrender the certificate or certificates representing the shares being converted to the corporation at its principal office, and, shall give written notice to the corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Stock surrendered for conversion shall be accompanied by proper assignment thereof to the corporation or in blank. The date when such written notice is received by the corporation, together with the certificate or certificates representing the shares of Series A Stock being converted, shall be the “Conversion Date.” As promptly as practicable after the Conversion Date, the corporation shall issue and shall deliver to the holder of the shares of Series A Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Stock in accordance with the provisions of this Section 2(E), cash in the amount of all accrued and unpaid dividends on such shares of Series A Stock up to and including the Conversion Date, and cash, as provided in Section 2(E)(10), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately before the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Stock shall cease and the person or persons in whose name or Certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

10. Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, but the corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder thereof, not upon each share of Series A Stock being converted.

11. Partial Conversion. In the event that some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the corporation shall execute and deliver to or on the order of the holder, at the expense of the corporation, a new certificate representing the shares of Series A Stock that were not converted.

12 Reservation of Common Stock. The corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as from time to time shall be sufficient to effect the conversion of all outstanding shares of the Series A Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

F. No Reissuance of Stock.

No share or shares of Series A Stock redeemed, converted, purchased or otherwise acquired by the corporation shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation from time to time may take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Stock accordingly.

G. Redemption by Holders of Series A Stock.

1. Series A Stock Redemption. At any time after January 1, 1999, immediately before the closing of a Qualifying Initial Public Offering, or upon the sale of all or substantially all of the assets of the corporation, the Series A Stock may be redeemed, at the option of any holders thereof, pursuant to this Section 2(G).

2. Redemption Price. The redemption price per share of Series A Stock shall be $3.25 plus accrued but unpaid dividends as set forth in Section 2(B) and otherwise (the “Series A Redemption Price”). The Series A Redemption Price shah be appropriately adjusted for any stock dividends, splits or combinations applicable to the Series A Stock.

3. Notice of Redemption. Any holder of Series A Stock desiring to exercise its redemption rights upon the satisfaction of the condition set forth in Section 2(G)(1) above shall give written notice to the corporation stating the number of shares of Series A Stock such holder desires to have redeemed. At any time or from time to time when the corporation shall receive a notice requesting such redemption, the corporation shall, within ten business days of receiving such notice, mail a written notice (a “Redemption Notice”), postage prepaid, to each holder of record of Series A Stock, at the address last shown on the records of the corporation, with a copy of the Redemption

Notice to each such holder sent by facsimile transmission or by tested or otherwise authenticated telex. Each Redemption Notice shall state that a holder of Series A Stock has requested a redemption and shall specify the date fixed for such redemption (the “Redemption Date”), which date shall be not less than 30 nor more than 45 days after the mailing of the notice by the corporation to such holders, and shall specify the number of shares to be redeemed from each Series A holder. No defect in the Redemption Notice or any response thereto or in the mailing or publication thereof shall affect the validity of the redemption proceeding with respect to the corporation or any holder of Series A Stock; provided, however, that the corporation or such holder has timely received actual notice of the redemption.

4. Surrender of Stock. Each holder of Series A Stock seeking redemption shall surrender the certificate or certificates evidencing such shares to the corporation at any place designated for such surrender by the corporation and shall then be entitled to receive payment in cash, by wire transfer or by bank-certified check of the Series A Redemption Price for each share of Series A Stock to be redeemed. If less than all the shares represented by a share certificate are to be redeemed, the corporation shall issue a new certificate representing the shares not redeemed.

5. Status of Redeemed Shares. From and after the Redemption Date, unless default shall be made by the corporation in paying the Series A Redemption Price at the time and place specified by the corporation, all dividends on shares of Series A Stock to be redeemed on such Redemption Date shall cease to accrue and all rights of holders of such shares shall cease, except the right of holders of such shares to receive the Series A Redemption Price against delivery of certificates representing such shares and such shares shall cease to be outstanding.

H. Redemption by the Corporation.

1. Right to Redeem. The Corporation, at any time, if it may lawfully do so, at the option of the Board of Directors, may redeem, in whole or in part, from any one or more holders, shares of the Series A Stock by paying in cash therefor $3.25 per share plus accrued but unpaid dividends as set forth in Section 2(B) (such total amount is hereinafter referred to as the “Redemption Price”).

2. Notice to Holders. At least thirty (30) days prior to the date fixed for any redemption of the Series A Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of the Series A Stock to be redeemed, at its post office address last shown on the records of the corporation, of the corporation’s election to redeem such shares, specifying the Redemption Date and the date on which such holder’s conversion rights (as set forth in Section 2(E)) as to such shares terminate, in accordance with Section 2(H)(3) below, disclosing to such holder any and all proposed, contemplated or anticipated transaction or other events that a reasonable investor would desire in connection with making a decision to convert the Series A Stock to Common Stock and calling upon such holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of such shares as holders of the Series A Stock of the corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

3. Termination of Conversion Rights. In the event of a call for redemption of any shares of Series A Stock pursuant to this Section 2(H), the conversion rights shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date (and not earlier), unless default is made in the payment of the Redemption Price.

I. Notices of Record Date.

In the event of

(a) any capital reorganization of the corporation, any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, or any transfer of all or substantially all of the assets of the corporation or

(b) any voluntary or involuntary dissolution, liquidation or winding up of this Corporation,

then and in each such event the corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series A Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days before the date specified in such notice on which such action is to be taken.

J. Covenants.

So long as any share of Series A Stock shall be issued and outstanding (as adjusted for all subdivisions and combinations), the corporation, without first obtaining the affirmative vote or written consent of not less than ninety percent of such outstanding shares of Series A Stock, shall not;

1. amend or repeal any provision of, or add any provision to, the corporation’s Articles of Incorporation or By-laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Stock;

2. reclassify any Common Stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Stock;

3. pay or declare any dividend or distribution on any shares of Common Stock or apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries or otherwise, of any shares of Common Stock; or

4. create or issue any other series, class or classes or stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Stock.

K. Residual Rights.

All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

3. The amendment was adopted by the written consent of the Board of Directors on 11-6-95.

DATED: 11-6-95

OCH INTERNATIONAL, INC.

By:	/s/ John E. Shepanek
John E. Shepanek, President

Person to contact about this filing:

Rob Vallelunga

(206) 623-7580

Phone: (503) 986-2200 Fax: (503) 378-4381	Articles of Merger

Secretary of State	Check the appropriate box below:
Corporation Division	☑ MULTI ENTITY MERGER
255 Capitol St. NE, Suite 151	(Complete only 1, 2, 3, 4, 10, 11)
Salem, OR 97310-1327 FilingInOregon.com	☐ FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHARE HOLDER APPROVAL
(Complete only 5, 6, 7, 8, 9, 10, 11)

SURVIVOR

REGISTRY NUMBER: 118156-85

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.

We must release this information to all parties upon request and it will be posted on our website.	For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1)	NAMES AND TYPES OF THE ENTITIES PROPOSING TO MERGE

NAME	TYPE	REGISTRY NUMBER
OCH International, Inc., an Oregon corporation	corporation	118156-85
MPG, Inc., a Washington corporation	corporation	UBI 601 057 422

2)	NAME AND TYPE OF THE SURVIVING ENTITY OCH International, Inc., an Oregon corporation
☐ Check here if there is a name change in this plan of merger
3)	A COPY OF THE MERGER PLAN IS ATTACHED, See ORS 60.481(2)
4)	THE PLAN OF MERGER WAS DULY AUTHORIZED AND APPROVED BY EACH ENTITY THAT IS A PARTY TO THE MERGER ☑ A Copy of the vote required by each entity is attached.

FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHAREHOLDER APPROVAL

5)	NAME OF PARENT CORPORATION
Oregon Registry Number
6)	NAME OF SUBSIDIARY CORPORATION
Oregon Registry Number
7)	NAME OF SURVIVING CORPORATION
8)	COPY OF PLAN

☐A copy of the plan of merger setting forth the manner and basis of converting shares of the subsidiary into shares, obligations, or other securities of the parent corporation or any other corporation or into cash or other property is attached.
9)	CHECK THE APPROPRIATE BOX
☐ A copy of the plan of merger or summary was mailed to each shareholder of record of the subsidiary corporation on or before date
☐ The mailing of a copy of the plan or summary was waived by all outstanding shares.

10	EXECUTION
	Signature	Printed Name	Title
	/s/ John A. Ayres	John A. Ayres	President

11)	Contact Name
Sandy Newell
DAYTIME PHONE NUMBER (include area code)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), dated effective as of January 21, 2008, is between OCH INTERNATIONAL, INC., at Oregon corporation (“OCHI”), and MPG, INC., a Washington Corporation (“MPG”); the corporations are referred to collectively as the “Constituent Corporations.”

RECITALS

A. The Constituent Corporations desire to effect a merger on the tams set forth in this Agreement pursuant to the provisions of the Oregon Business Corporation Act and the Washington Business Corporation Act (collectively, the “Acts”).

B. The Constituent Corporations intend the merger to be a reorganization within the meaning of IRC §368(a)(I)(A).

AGREEMENT

NOW, THEREFORE, based upon the foregoing Recitals and the mutual covenants hereinafter set forth, the Constituent Corporations agree as follows:

SECTION 1. MERGER OF CONSTITUENT CORPORATIONS

1.1. Merger. At the Effective Date (as hereinafter defined), MPG will be merged with and into OCHI, the separate existence of MPG will cease end OCHI will survive as a corporation under the name OCH International, Inc. (the “Surviving Corporation”) organized under and governed by the laws of the state of Oregon. From that time, the Surviving Corporation, to the extent consistent with its articles of incorporation, as altered by the merger, will possess all the rights, privileges, immunities, and franchises of each of the Constituent Corporations, all property belonging to MPG will be transferred, by operation of law, to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation will be responsible for all liabilities of each of the Constituent Corporations, all in the manner and with the effect set forth in ORS 60.497 and RCW 23B.11.060.

1.2. Further Assurances. From time to time after the Effective Date, the officers and directors of MPG who was last in office will execute and deliver such deeds and other instruments and will cause to be taken such further actions, as will reasonably be necessary, in order to vest or perfect In the Surviving Corporation title to and possession of all the property, interests, assets, rights, privileges, immunities, and franchises of MPG.

1.3. Effective Date. The merger of MPG and OCHI will become effective either on the date of the filing of articles of merger pursuant to ORS 60.494 and RCW 23B.11.090 or January 21, 2008, whichever is later (the “Effective Date”).

1.4. Closing. Subject to the satisfaction of the conditions set forth in Section 8, the closing of the contemplated transactions will occur at the offices of Bateman Seldel, 888 SW 5th Avenue, Suite 1250, Portland, Oregon, 97201 at 10:00 a.m. on January 21, 2008, or at such other time and place mutually agreed upon by the Constituent Corporations. At that time, the parties will cause articles of merger to be filed in Oregon and Washington and the merger will become effective.

Page 1 – AGREEMENT AND PLAN OF MERGER

SECTION 2. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, AND OFFICERS

At the Effective Daft:

2.1. Articles of Amendment. Article III of the Articles of Amendment of OCHI, filed December 14, 1995 (File No. 11856-85), and in effect immediately before the Effective Date, is hereby deleted and shall be replaced by the following:

(a)	The Corporation shall have authority to issue 10,000,000 shares of common stock.

(b)	The Corporation shall have the right at any time to redeem any fractional share from any shareholder that holds less than one full share of common stock. Such fractional share may be redeemed upon call of the Board of Directors in exchange for a payment equal to its fair market value as reasonably dew by the Board of Directors, subject to such shareholder’s dissenting rights set forth in ORS 60.551–60.594.

The Articles of Incorporation of OCHI, as amended up to the Effective Date and as further amended above, will be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with applicable law.

2.2. Amended and Restated Bylaws. The Amended and Restated Bylaws of OCHI in effect immediately before the Effective Date will be the bylaws of the Surviving Corporation until amended or repealed.

2.3. Directors and Officers. The board of directors of the Surviving Corporation will consist of John E. Shepanek, Christopher J. Shepanek, John A. Ayres and John Winter, and they will hold office in each case until their successors are elected and qualify. The officers of the Surviving Corporation are John E. Shepanek, Chairman of the Board, Christopher J. Shepanek, Chief Executive Officer, John A. Ayres, President, and John A. Ayres, Secretary, and they will hold office, in each ease, at the pleasure of the board of directors of the Surviving Corporation.

SECTION 3. MANNER ANA BASIS OF CONVERTING SNARES

3.1. Convention of Shares. At the Effective Date:

3.1.1. Each share of common stock of MPO (“MPG Shares”) that is issued and outstanding immediately before the Effective Data, other than shares (“Dissenting Shares”) to which a dissenting shareholder has takes the actions required by ORS 60.551–60.594 and RCW 23B.13.101–23B.13.310 relating to dissenters’ rights, will be converted into 277.6776 shares of folly paid and nonassessable common stock of the Surviving Corporation.

3.1.2. Each share of common stock and each share of the preferred stock of OCHI (“OCHI Shares”) that is issued and outstanding immediately before the Effective Date, other than Dissenting Shares to which a dissenting shareholder has taken the actions required by ORS 60.551–60.594 relating to dissenters’ rights, will be converted into one share of fully paid and nonassessable common stock of the Surviving Corporation that is issued and outstanding immediately before the Effective Date.

Page 2 – AGREEMENT AND PLAN OF MERGER

3.1.3. it to the Effective Date, the Articles of Incorporation of OCHI provided for common stock end preferred stock. Pursuant to subsection 2.1, the Surviving Corporation will have no authority to issue preferred stock following the merger, and no such preferred stock will be outstanding.

3.2. Adjustment of Conversion Ratio. If, between the date of this Agreement and the Effective Date, MPG or OCHI reclassifies, combines, or subdivides its common or preferred stock, or declares or pays say dividend or distribution in shares of its common or preferred stock, or has agreed to do any of the foregoing as of a record date before the Effective Date, then an appropriate adjustment will be made in the number of shares of common and preferred stock of the Surviving Corporation into which MPG Shares would otherwise be converted by the merger.

3.3. Certificates for Shares. Except as provided in subsection 3.4 with respect to Dissenting Shares, each certificate that represented (i) MPG Shares before the Effective Date will represent the number of OCHI Shares into which such shares are converted from and after the Effective Date and (ii) OCHI Shares before the Effective Date will represent the number of OCHI Shares into with such shares are converted from and after the Effective Date. Each holder of MPG Shares and each holder OCHI Shares that are converted in the merger into shares of common stock of the Surviving Corporation, on surrender of the certificate therefor to the Surviving Corporation, will be entitled to receive a certificate evidencing the ownership of shares of the Surviving Corporation at the Effective Date.

3.4. Dissenting Shares. Each Dissenting Share will be treated in accordance with the provisions of ORS 60.551–60.594 and RCW 23B.13.010–23B.13.310 relating to dissenters’ rights.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF MPG

As a material inducement to OCHI to enter into this Agreement and to convert the MPG Shares into shares of common stock of the Surviving Corporation, MPG hereby makes the following representations and warranties to OCHI:

4.1. Organization; Power. MPG is a corporation duly incorporated and legally existing under the laws of the state of Washington and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. MPG has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its respective businesses as now conducted. The copies of MPG’s articles of incorporation and bylaws that have been furnished to OCHI’s lawyer reflect all amendments made thereto at any time before the Effective Date and are correct and complete.

Page 3 – AGREEMENT AND PLAN OF MERGER

4.2. Capital Stock and Related Matters. The authorized capital stock of MPG consists of 50,000 shares of Common Stock, 400 of which are issued and outstanding and are owned, beneficially and of record by Christopher J. Shepanek, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options, or limitations, including limitations affecting Christopher J. Shepanek’s ability to vote MPG Shares or to convert the MPG Shares into shares of common stock of the Surviving Corporation, and no other capital stock of MPG is issued and outstanding. MPG does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise to acquire its capital stock. MPG is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. MPG his not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All the outstanding shares of MPG’s capital stock are validly issued, fully paid, and nonassessable. MPG has not violated or will not violate any applicable securities laws in connection with the conversion of the MPG Shares into shares of common stock of the Surviving Corporation under this Agreement.

4.3. Authorization. No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which MPG is a party have been duly authorized by MPG. This Agreement and each other agreement contemplated by this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of MPG, enforceable against MPG in accordance with its terms, except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

4.4. Governmental Authorities. Except as set forth in Schedule 4.4, (a) MPG is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with MPG’s execution, delivery, and performance of this Agreement and the consummation of the conversion of the MPG Shares into shares of common stock of the Surviving Corporation and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by MPG in connection with MPG’s execution, delivery, and performance of this Agreement and the consummation of the conversion of the MPG Shares into shares of common stock of the Surviving Corporation.

4.5. No Adverse Consequences. Neither the execution and delivery of this Agreement by MPG nor the consummation of the conversion of the MPG Shares into shares of common stock of the Surviving Corporation will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of MPG’s assets or properties, (b) violate or conflict with any provision of MPG’s articles of incorporation or bylaws, (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to MPG, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to MPG under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license, or permit to which MPG is a party or by which it is bound.

Page 4 – AGREEMENT AND PLAN OF MERGER

4.6. Litigation. Except as set forth in Schedule 4.6, (a) there are no actions, suits, proceedings, orders, investigations, or claims pending or, to MPG’s knowledge, threatened against MPG or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, (b) MPG is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to MPG’s knowledge, any governmental investigations or inquiries, and (c) to MPG’s knowledge, there is no basis for any of the foregoing.

4.7. Conduct of Business; Liabilities. Except as set forth in Schedule 4.7, MPG is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of MPG under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which MPG is a party or by which MPG or the property of MPG is bound or (b) any by judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely MPG’s business, financial condition, or results of operations of MPG.

4.8. Compliance with Laws. MPG is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if MPG were not in compliance therewith, would have a material adverse effect on the business of MPG. MPG has not received any notice of any asserted present or past failure by MPG to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

4.9. Financial Statements. MPG’s financial statements, true and complete copies of which have previously been delivered to OCHI, present fairly the financial position, assets and liabilities of MPG as of the dates thereof and the revenues, expenses, results of operations and cash flows of MPG for the periods covered thereby, all in accordance with generally accepted accounting principles (“GAAP”) as historically applied by MPG. MPG’s financial statements are in accordance with the books and records of MPG, and do not reflect any transactions which are not bona fide transactions. The books and records of MPG have been maintained in accordance with applicable laws, rules and regulations, and in the ordinary course of business. The accounts and notes receivable of MPG reflected in MPG’s financial statements are valid, existing and genuine and represent sales actually made or services actually delivered by MPG, in bona fide transactions in the ordinary course of business consistent with past practice; and there is no material right of set-off or counterclaim or threat thereof that would jeopardize the collectability of such accounts and notes receivable at the aggregate recorded amounts thereof.

4.10. Accuracy of Representation and Warranties. None of the representations or warranties of MPG contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary to make the statements contained in this Agreement not misleading.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF OCHI

5.1. Organization; Power. OCHI is a corporation duly incorporated and legally existing under the laws of the state of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. OCHI has all requisite corporate power and authority and all material licenses, permits, and authorizations

Page 5 – AGREEMENT AND PLAN OF MERGER

necessary to own and operate its properties and to carry on its respective businesses as now conducted. The copies of OCHI’s articles of incorporation and bylaws that have been furnished to MPG reflect all amendments made thereto at any time before the Effective Date and are correct and complete.

5.2. Capital Stock and Related Matters. The authorized capital stock of OCHI consists of 10,000,000 shares of common stock and 10,000,000 of preferred stock, 439,087 shares of common stock and 3,410 shares of preferred stock of which are issued and outstanding and are owned, beneficially and of record, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options, or limitations, including limitations affecting OCHI’s shareholders’ ability to vote OCHI Shares or to convert the MPG Shares into shares of common stock of the Surviving Corporation, and no other capital stock of OCHI is issued and outstanding. OCHI does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise to acquire its capital stock. OCHI is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. OCHI has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All the outstanding shares of OCHI’s capital stock are validly issued, fully paid, and nonassessable. OCHI has not violated or will not violate any applicable securities laws in connection with the conversion of the MPG Shares into shares of common stock of the Surviving Corporation under this Agreement.

5.3. Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which OCHI is a party have been duly authorized by OCHI. This Agreement and each other agreement contemplated by this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of OCHI, enforceable against OCHI in accordance with its terms, except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

5.4. Governmental Authorities. (a) OCHI is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with OCHI’s execution, delivery, and performance of this Agreement and the consummation of the conversion of the MPG Shares into shares of common stock of the Surviving Corporation and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by OCHI in connection with OCHI’s execution, delivery, and performance of this Agreement and the consummation of the conversion of the MPG Shares into shares of common stock of the Surviving Corporation.

5.5. Conduct of Business; Liabilities. Except as set forth in Schedule 5.5, OCHI is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of OCHI under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which OCHI is a party or by which OCHI or the property of OCHI is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely OCHI’s business, financial condition, or results of operations of OCHI.

Page 6 – AGREEMENT AND PLAN OF MERGER

5.6. No Adverse Consequences. Neither the execution and delivery of this Agreement by OCHI nor the consummation of the conversion of the MPG Shares into shares of common stock of the Surviving Corporation will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of OCHI’s assets or properties, (b) violate or conflict with any provision of OCHI’s articles of incorporation or bylaws, (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to OCHI, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to OCHI under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license, or permit to which OCHI is a party or by which it is bound.

5.7. Litigation. Except as set forth in Schedule 5.7, (a) there are no actions, suits, proceedings, orders, investigations, or claims pending or, to OCHI’s knowledge, threatened against OCHI or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, (b) OCHI is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to OCHI’s knowledge, any governmental investigations or inquiries, and (c) to OCHI’s knowledge, there is no basis for any of the foregoing.

5.8. Compliance with Laws. OCHI is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if OCHI were not in compliance therewith, would have a material adverse effect on the business of OCHI. OCHI has not received any notice of any asserted present or past failure by OCHI to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

5.9. Financial Statements. OCHI’s financial statements, true and complete copies of which have previously been delivered to MPG, present fairly the financial position, assets and liabilities of OCHI as of the dates thereof and the revenues, expenses, results of operations and cash flows of OCHI for the periods covered thereby, all in accordance with GAAP, as historically applied by OCHI. OCHI’s financial statements are in accordance with the books and records of OCHI, and do not reflect any transactions which are not bona fide transactions. The books and records of OCHI have been maintained in accordance with applicable laws, rules and regulations, and in the ordinary course of business. The accounts and notes receivable of OCHI reflected in OCHI’s financial statements are valid, existing and genuine and represent sales actually made or services actually delivered by OCHI, in bona fide transactions in the ordinary course of business consistent with past practice; and there is no material right of set-off or counterclaim or threat thereof that would jeopardize the collectability of such accounts and notes receivable at the aggregate recorded amounts thereof.

5.10. Accuracy of Representations and Warranties. Neither this Agreement nor any of the schedules, attachments, certificates, or other items prepared or supplied to MPG by or on behalf of OCHI with respect to the conversion of the MPG Shares into shares of common stock of the Surviving Corporation contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

Page 7 – AGREEMENT AND PLAN OF MERGER

SECTION 6. COVENANTS OF OCHI

From the date of this Agreement until the Effective Date and except as otherwise consented to or approved by MPG, OCHI covenants and agrees with MPG as follows:

6.1. Regular Course of Business. OCHI will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and OCHI will continue to use its reasonable efforts to keep available the services of current officers and employees (other than planned retirements) and to preserve its current relationships with persons having business dealings with it.

6.2. Dividends. OCHI will not declare, pay, or set aside for payment any dividend or other distribution in respect of the OCHI Shares beyond those approved prior to the Effective Date.

6.3. Capital Changes. OCHI will not issue any shares of its capital stock, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel, or redeem any such shares or agree to do the foregoing.

6.4. Property and Assets. The assets, property, and rights now owned by OCHI will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as such assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of such properties or business or accumulation or valuation of inventory will be made or instituted. Without MPG’s prior consent, OCHI will not sell, transfer, or encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

6.5. Insurance. OCHI will keep, or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets.

6.6. Employees. OCHI will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgment of OCHI’s management, in OCHI’s best interests.

6.7. No Violations. OCHI will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

6.8. Satisfaction of Conditions. OCHI will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to the closing set forth in Section 8 and any necessary consents or waivers under or amendments to agreements by which OCHI is bound.

Page 8 – AGREEMENT AND PLAN OF MERGER

6.9. Notifications. OCHI will notify MPG promptly of any material change in the OCHI’s business, results of operations, financial position, assets, or prospects before the Effective Date.

6.10. Supplements to Schedules. Before the Effective Date, OCHI will supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement that, if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Schedule. No supplement or amendment to any Schedule made pursuant to this subsection 6.10 will be deemed to cure any breach of any representation or warranty made in this Agreement unless MPG specifically agrees in writing.

SECTION 7. COVENANTS OF MPG

MPG covenants and agrees with OCHI as follows:

7.1. Regular Course of Business. MPG will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and MPG will continue to use its reasonable efforts to keep available the services of current officers and employees (other than planned retirements) and to preserve its current relationships with persons having business dealings with it.

7.2. Dividends. MPG will not declare, pay, or set aside for payment any dividend, or other distribution in respect of the MPG Shares beyond those approved prior to the Effective Date.

7.3. Capital Changes. MPG will not issue any shares of its capital stock, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or repurchase, reacquire, cancel, or redeem any such shares or agree to do the foregoing except for those redemptions of minority shareholders in MPG that have been approved by MPG prior to the Effective Date.

7.4. Property and Assets. The assets, property, and rights now owned by MPG will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as such assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of such properties or business or accumulation or valuation of inventory will be made or instituted. Without OCHI’s prior consent, MPG will not sell, transfer, or encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

7.5. Insurance. MPG will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets.

Page 9 – AGREEMENT AND PLAN OF MERGER

7.6. Employees. MPG will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgment of MPG’s management, in MPG’s best interests.

7.7. No Violations. MPG will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

7.8. Notification. MPG will notify OCHI promptly of any material change in MPG’s business, results of operations, financial position, assets, or prospects before the Effective Date.

7.9. Satisfaction of Conditions. MPG will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to the closing set forth in Section 8 and any necessary consents or waivers under or amendments to agreements by which MPG is bound.

7.10. Supplements to Schedules. Before the Effective Date, MPG will supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement that, if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Schedule. No supplement or amendment to any Schedule made pursuant to this subsection 7.10 will be deemed to cure any breach of any representation or warranty made in this Agreement unless OCHI specifically agrees in writing.

SECTION 8. CONDITIONS

8.1. Conditions to Obligation of MPG. The obligation of MPG to effect the merger is subject to the satisfaction or waiver of each of the following conditions:

8.1.1. The representations and warranties of OCHI set forth in Section 5 will be true and correct at the Effective Date as though made on and as of the Effective Date, and all obligations and covenants of OCHI required under this Agreement to be performed before the Effective Date have been performed.

8.1.2. There will not have been any material adverse change in the business or financial condition of OCHI from the date of this Agreement through the Effective Date.

8.1.3. This Agreement will have been duly approved by the board of directors of MPG in accordance with the Oregon Business Corporation Act.

8.1.4. This Agreement will have been approved by the holders of a majority of the outstanding shares of common stock of MPG entitled to vote on the matter and by the holders of a majority of the outstanding shares of common stock of OCHI entitled to vote on the matter in accordance with the Oregon Business Corporation Act.

8.2. Conditions to Obligation of OCHI. The obligation of OCHI to effect the merger is subject to the satisfaction or waiver of each of the following conditions:

Page 10 – AGREEMENT AND PLAN OF MERGER

8.2.1. The representations and warranties of MPG set forth in Section 4 will be true and correct at the Effective Date as though made on and as of the Effective Date, and all obligations and covenants of MPG required under this Agreement to be performed before the Effective Date will have been performed.

8.2.2. There will not have been any material adverse change in the business or financial condition of MPG from the date of this Agreement through the Effective Date.

8.2.3. This Agreement will have been duly approved by the board of directors of OCHI in accordance with the Washington Business Corporation Act.

8.2.4. This Agreement will have been approved by the holders of a majority of the outstanding shares of common stock of MPG entitled to vote on the matter and by the holders of a majority of the outstanding shares of common stock of OCHI entitled to vote on the matter in accordance with the Oregon Business Corporation Act.

SECTION 9. TERMINATION

9.1. Failure of Shareholder Approval. This Agreement will automatically terminate in the event that it is brought to a vote and not adopted by the holders of a majority of the outstanding shares of common stock of either MPG or OCHI, respectively, entitled to vote thereon at a meeting called for such purpose in accordance with the Acts.

9.2. Other Termination. This Agreement may be terminated and the merger abandoned at any time before the Effective Date, whether before or after submission to or approval by the shareholders of either of the Constituent Corporations:

9.2.1. By mutual agreement of the boards of directors of MPG and OCHI;

9.2.2. By the board of directors of MPG if any condition provided in subsection 8.1 has not been satisfied or waived on or before the Effective Date;

9.2.3. By the board of directors of OCHI if any condition provided in subsection 8.2 has not been satisfied or waived on or before the Effective Date;

9.2.4. By the board of directors of either MPG or OCHI (but only if the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within ten (10) days after written notice to the party committing the breach, or which breach, by its nature, cannot be cured before the closing; or

9.2.5. By the board of directors of either MPG or OCHI if the closing of the merger has not occurred on or before January 31, 2008, unless the failure of the closing to occur by that date is due to the breach by the party seeking to terminate this Agreement of any representation, warranty, covenant, or other agreement of that party set forth in this Agreement.

Page 11 – AGREEMENT AND PLAN OF MERGER

9.3. Effect of Termination. If this Agreement is terminated as provided in Section 9, this Agreement will become wholly void and of no effect, each party will bear its own expenses, and, except for the liability of a party whose material breach of any of the covenants, agreements, representations, or warranties set forth in this Agreement has occasioned the termination of this Agreement by the nondefaulting party, there will be no liability or obligation on the part of either party.

SECTION 10. MISCELLANEOUS PROVISIONS

10.1. Waivers. Each party, by written instrument, may extend the time for performing any of the obligations or other acts of the other party, waive any inaccuracies of the representations and warranties of the other party, waive compliance with any of the covenants of the other party, waive performance of any of the obligations of the other party set forth in this Agreement, or waive any condition to its obligation to the effect the merger other than the conditions contained in subsections 8.1.3., 8.1.4., 8.2.3. and 8.2.4.

10.2. Survival. None of the representations, warranties, covenants, and agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, will survive the Effective Date, except for those covenants and agreements that by their express terms apply in whole or in part after the Effective Date.

10.3. Amendment. This Agreement may be amended at any time before the Effective Date, whether before or after the meetings of the shareholders of the respective Constituent Corporations, with approval of respective board of directors of the Constituent Corporations, as long as the amendment will not change the conversion ratios set teeth in subsection 3.1 without the approval of the shareholders of the Constituent Corporations.

10.4. Expenses. Each party will pay the expenses incurred by it in connection with the transactions contemplated hereby.

10.5. Time is of the Essence. Time is expressly made of the essence of each provision of this Agreement.

10.6. Notice. Any notice required or permitted under this Agreement shall be in writing and shall be given when actually delivered in person or, forty-eight (48) hours after having been deposited in the United States mail as certified or registered mail addressed to the addresses set forth below, or to such other address as one party may indicate by written notice to the other party:

MPG:	MPG, Inc.
1200 NW Naito Parkway, Suite 690
Portland, OR 97209-2800
Attention: Christopher J. Shepanek
Telephone Number: (503) 702-5440
Facsimile Number: (503) 228-5227
E-mail address: chriss@oilcanhenry.com

Page 12 – AGREEMENT AND PLAN OF MERGER

OCHI:	OCH International, Inc. an Oregon corporation,
or its assignee 1200 NW Naito Parkway, Suite 690
Portland, OR 97209
Attention: John A. Ayres Jr., President
Telephone Number: (503) 243-6311
Facsimile Number: (503) 228-5227
E-mail address: johna@oilcanhenry.com

10.7. Attorney Fees and Costs. In the event legal action is commenced in connection with this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorney fees and costs incurred therein.

10.8. Amendments. This Agreement may be amended, modified or extended without new consideration but only by written instrument executed by both parties.

10.9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon.

10.10. Binding Effect. The covenants, conditions and terms of this Agreement shall extend to and be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

10.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same agreement.

10.12. Representation. The Constituent Corporations acknowledge and agree that the law firm of Bateman Seidel represents only OCHI in connection with the merger and in connection with the preparation and execution of this Agreement. MPG acknowledges that it has been advised to obtain independent legal counsel in connection with this Agreement. Neither MPG nor the shareholders of the Constituent Corporations should execute or approve this Agreement without consulting with independent counsel.

The parties enter into this Agreement as of the date set forth above.

OCH INTERNATIONAL, INC., an Oregon corporation		MPG, INC., a Washington corporation

By:	/s/ John A. Ayres	By:	/s/ Christopher J. Shepanek
	John A. Ayres, Jr., President		Christopher J. Shepanek, President

Page 13 – AGREEMENT AND PLAN OF MERGER

SCHEDULE 4.4

Governmental/Regulatory Filing Requirements Relating to MPG

None.

Schedule 4.4 to AGREEMENT AND PLAN OF MERGER

SCHEDULE 4.6

Litigation Information Relating to MPG

None.

Schedule 4.6 to AGREEMENT AND PLAN OF MERGER

SCHEDULE 4.7

Conduct of Business; Liabilities Relating to MPG

None.

Schedule 4.7 to AGREEMENT AND PLAN OF MERGER

SCHEDULE 5.5

Conduct of Business; Liabilities Relating to OCHI

None.

Schedule 5.5 to AGREEMENT AND PLAN OF MERGER

SCHEDULE 5.7

Litigation Information Relating to OCHI

None.

Schedule 5.7 to AGREEMENT AND PLAN OF MERGER

JOINT CONSENT OF THE BOARD OF DIRECTORS

AND SHAREHOLDERS OF OCH INTERNATIONAL, INC.

IN LIEU OF SPECIAL MEETING

WHEREAS, ORS 60.341 provides that any action required or permitted to be taken by the Board of Directors of OCH International, Inc., an Oregon corporation (“Corporation”), may be taken without a meeting if the action so taken is evidenced by one or more written consents describing the action taken and signed by each director;

WHEREAS, ORS 60.211 provides that any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if the action so taken is evidenced by one or more written consents describing the action taken and signed by each shareholder;

WHEREAS, the Board of Directors (the “Board”) has considered a proposed Agreement and Plan of Merger by the Corporation and MPG, Inc., a Washington corporation (the “Merging Corporation”), pursuant to which the Merging Corporation shall be merged with and into the Corporation (the “Merger”) and the separate existence of the Merging Corporation shall cease; and

WHEREAS, the Board has determined that the Merger is in the best interests of the Corporation and its shareholders;

NOW, THEREFORE, BE IT RESOLVED, that the Agreement and Plan of Merger, in substantially the form delivered to and considered by the Board, be, and it hereby is, approved and adopted, with such modifications, amendments and changes thereto as Christopher J. Shepanek, the Chief Executive Officer of the Corporation, deems necessary and appropriate, and that the Chief Executive Officer of the Corporation and such other officers as he may designate be, and each of than hereby is, authorized and directed to execute and deliver the Agreement and Plan of Merger and to execute and file Articles of Merger on behalf of the Corporation;

RESOLVED FURTHER, that the shareholders of the Corporation approve the Agreement and Plan of Merger insofar as it relates to the Corporation and authorizes the Corporation to take such further action as may be necessary or appropriate in connection with the Agreement and Plan of Merger;

RESOLVED FURTHER, that Christopher J. Shepenek, as the Chief Executive Officer of the Corporation, be, and he hereby is, authorized and directed, for and on behalf of the Corporation, or otherwise, to execute all such instruments, documents, certificates and ancillary agreements and to take all such other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable or proper to effectuate the intent and purposes of these resolutions;

RESOLVED FURTHER, that all actions heretofore taken by any officer or director of the Corporation in connection with the matters referred to in the foregoing resolutions, be, and they hereby are, ratified and approved in all respects; and

Page 1 – JOINT CONSENT

RESOLVED FURTHER, that this Joint Consent by the Board and shareholders shall be effective as of January 21, 2008, notwithstanding the actual date of signing by the members of the Board and the shareholders.

DIRECTORS:	SHAREHOLDERS

/s/ John E. Shepanek	/s/ Christopher J. Shepanek
John E. Shepanek	Christopher J. Shepanek

/s/ Christopher J. Shepanek	/s/ John E. Shepanek
Christopher J. Shepanek	John E. Shepanek, Trustee of the John E. Shepanek Living Trust

/s/ John A. Ayres Jr.	/s/ Sandra K. Shepanek
John A. Ayres Jr.	Sandra K. Shepanek, Trustee of the Sandra K. Shepanek Living Trust

/s/ John Winter	/s/ Sandra K. Shepanek
John Winter	Sandra K. Shepanek

WAIVER OF STATUTORY NOTICES

The undersigned shareholders, by affixing their signatures below, hereby knowingly and expressly waive their statutory right to notice of a meeting of the proposed merger, as required by ORS 60.487, waive their statutory right to receive notice of their dissenters’ rights, as required by ORS 60.561, and waive their right to give notice to demand payment based on dissenters’ rights pursuant to ORS 60.564.

/s/ Christopher J. Shepanek	/s/ Sandra K. Shepanek
Christopher J. Shepanek	Sandra K. Shepanek, Trustee of the Sandra K. Shepanek Living Trust

/s/ John E. Shepanek	/s/ Sandra K. Shepanek
John E. Shepanek, Trustee of the John E. Shepanek Living Trust	Sandra K. Shepanek

Page 2 – JOINT CONSENT

SUMMARY OF VOTING

439,087	3,410	439,087	-0-	3,410	-0-

I CHRISTOPHER J. SHEPANEK, Chief Executive Officer of OCH International, Inc., hereby certify to the foregoing vote.

/s/ Christopher J. Shepanek
Christopher J. Shepanek,
Chief Executive Officer of OCH
International, Inc.

SUMMARY OF VOTING

JOINT CONSENT OF THE BOARD OF DIRECTORS

AND SOLE SHAREHOLDER OF MPG, INC.

IN LIEU OF SPECIAL MEETING

The undersigned, being the sole director and the sole shareholder of MPG, Inc., a Washington corporation (the “Corporation”), hereby authorizes, consents to and adopts the corporate actions described in the resolutions set forth below, without the necessity of a meeting as authorized by RCW 23B.08.210 and RCW 23B.07 of the Washington Business Corporation Act, and the same shall be fully effective and valid as the actions of the director and the shareholder as though a meeting had, in fact, been held:

WHEREAS, the Board of Directors (the “Board”) has considered a proposed Agreement and Plan of Merger by the Corporation and OCH International, Inc., an Oregon corporation (the “Surviving Corporation”), pursuant to which the Corporation shall be merged with and into the Surviving Corporation (the “Merger”) and the separate existence of the Corporation shall cease;

WHEREAS, the Board has determined that the Merger is in the best interests of the Corporation and its shareholder;

NOW, THEREFORE, BE IT RESOLVED, that the Agreement and Plan of Merger, in substantially the form delivered to and considered by the Board, be, and it hereby is, approved and adopted, with such modifications, amendments and changes thereto as the President of the Corporation deems necessary and appropriate, and that the President of the Corporation and such other officers as he may designate be, and each of them hereby is, authorized and directed to execute and deliver the Agreement and Plan of Merger and to execute and file Articles of Merger on behalf of the Corporation;

RESOLVED FURTHER, that the sole shareholder of the Corporation approves the Agreement and Plan of Merger insofar as it relates to the Corporation and authorizes the Corporation to take such further action as may be necessary or appropriate in connection with the Agreement and Plan of Merger;

RESOLVED FURTHER, that Christopher J. Shepanek, as the President of the Corporation, be, and he hereby is, authorized and directed, for and on behalf of the Corporation, or otherwise, to execute all such instruments, documents, certificates and ancillary agreements and to take all such other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable or proper to effectuate the intent and purposes of these resolutions; and

RESOLVED FURTHER, that all actions heretofore taken by any officer or director of the Corporation in connection with the matters referred to in the foregoing resolutions, be, and they hereby are, ratified and approved in all respects.

Page 1 – JOINT CONSENT

The execution of this Joint Consent shall constitute written waiver of any notice required by the Washington Business Corporation Act and the Corporation’s Articles of Incorporation and Bylaws.

DATED effective as of January 21, 2008.

/s/ Christopher J. Shepanek

Christopher J. Shepanek, Sole Director and

Sole Shareholder

WAIVER OF STATUTORY NOTICES

The undersigned shareholder, by affixing his signature below, hereby knowingly and expressly waives his statutory right to notice of a meeting of the proposed merger, as required by RCW 23B.11.030, waives his statutory right to receive notice of his dissenters’ rights, as required by RCW 23B.13.200, and waives his right to give notice to demand payment based on dissenters’ rights pursuant to RCW 23B.13.220.

/s/ Christopher J. Shepanek

Christopher J. Shepanek

Page 2 – JOINT CONSENT

SUMMARY OF VOTING

400	400	-0-

I, CHRISTOPHER J. SHEPANEK, President of MPG, Inc., hereby certify to the foregoing vote.

/s/ Christopher J. Shepanek

Christopher J. Shepanek, President of MPG, Inc.

SUMMARY OF VOTING

Fax: (503) 378-4381	Articles of Merger - Multi Entity Merger

Secretary of State

Corporation Division

255 Capitol St. NE, Suite 151

Salem, OR 97310-1327

FilingInOregon.com - Phone: (503) 986-2200

SURVIVOR

REGISTRY NUMBER: 118156-85

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.

We must release this information to all parties upon request and it will be posted on our website.	For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1)	NAMES AND TYPES OF THE ENTITIES PROPOSING TO MERGE:

NAME:	TYPE:	REGISTRY NUMBER:
OCH International, Inc.	corporation	118156-85
Northwest Development Group, LLC	limited liability company	504947-81

2)	NAME AND TYPE OF THE SURVIVING ENTITY: OCH International, Inc., an Oregon corporation
☐ Check here if there is a name change in this plan of merger
3)	A COPY OF THE MERGER PLAN IS ATTACHED, See ORS 60.481(2)
4)	THE PLAN OF MERGER WAS DULY AUTHORIZED AND APPROVED BY EACH ENTITY THAT IS A PARTY TO THE MERGER:
∎ A copy of the vote required by each entity is attached.
OR;
☐Shareholder approval was not required.
5)

EXECUTION: (Must be signed by an officer or director for a corporation, a member or manager for a limited liability company, a general partner for a limited partnership, or a partner for a limited liability partnership.)

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature /s/ Christopher J. Shepanek	Printed Name: Christopher J. Shepanek	Title: Chief Executive Officer of OCH International, Inc.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), dated effective as of the Effective Date (as hereinafter defined), is between OCH INTERNATIONAL, INC., an Oregon corporation (“OCHI”), and NORTHWEST DEVELOPMENT GROUP, LLC, an Oregon limited liability company (“NW Development”); OCHI and NW Development are hereinafter sometimes referred to collectively as the “Constituent Entities.”

RECITALS

The Constituent Entities desire to effect a merger on the terms set forth in this Agreement pursuant to the provisions of the Oregon Business Corporation Act and the Oregon Limited Liability Company Act (collectively, the “Acts”).

AGREEMENT

NOW, THEREFORE, based upon the foregoing Recitals and the mutual covenants hereinafter set forth, the Constituent Entities agree as follows:

SECTION 1. MERGER OF CONSTITUENT ENTITIES

1.1. Merger. At the Effective Date, NW Development will be merged with and into OCHI, the separate existence of NW Development will cease and OCHI will survive as a corporation under the name “OCH International; Inc.” (the “Surviving Corporation”) organized under and governed by the laws of the state of Oregon. From that time, the Surviving Corporation, to the extent consistent with its articles of incorporation, as altered by the merger, will possess all the rights, privileges, immunities, and franchises of each of the Constituent Entities, all property belonging to NW Development will be transferred, by operation of law, to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation will be responsible for all liabilities of each of the Constituent Entities, all in the manner and with the effect set forth in ORS 60.497 and ORS 63.497.

1.2. Further Assurances. From time to time after the Effective Date, Christopher J. Shepanek, the sole Member of NW Development (the “Member”), will execute and deliver such deeds and other instruments and will cause to be taken such further actions, as will reasonably be necessary, in order to vest or perfect in the Surviving Corporation title to and possession of all the property, interests, assets, rights, privileges, immunities, and franchises of NW Development.

1.3. Effective Date. The merger of NW Development and OCHI will become effective either on the date of the filing of Articles of Merger pursuant to ORS 60.494 or November 30, 2012, whichever is later (the “Effective Date”).

1.4. Closing. Subject to the satisfaction of the conditions set forth in Section 8, the closing of the contemplated transactions will occur at the offices of Bateman Seidel, 888 SW Fifth Avenue, Suite 1250, Portland, Oregon 97204, at 10:00 a.m. on the Effective Date, or at such other time and place mutually agreed upon by the Constituent Entities. At that time, the parties will cause Articles of Merger to be filed in Oregon and the merger will become effective.

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SECTION 2. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, AND OFFICERS

At the Effective Date:

2.1. Articles of Incorporation. The Articles of Incorporation of OCHI, as amended up to the Effective Date, will be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with applicable law.

2.2. Amended and Restated Bylaws. The Amended and Restated Bylaws of OCHI in effect immediately before the Effective Date will be the bylaws of the Surviving Corporation until amended or repealed.

2.3. Directors and Officers. The Board of Directors of the Surviving Corporation will consist of Christopher J. Shepanek and John E. Shepanek. John E. Shepanek is the Chairman of the Board of the Surviving Corporation and Christopher J. Shepanek is the Chief Executive Officer, President and Secretary of the Surviving Corporation; and they will hold those offices at the pleasure of the Board of Directors of the Surviving Corporation.

SECTION 3. MANNER AND BASIS OF CONVERTING MEMBERSHIP INTERESTS

3.1. Conversion of Membership Interests and Shares. At the Effective Date:

3.1.1. The Membership Interests of NW Development (“NW Development Membership Interests”) are owned by the Member and will be converted into 183,875.01 shares of fully paid and nonassessable common stock of the Surviving Corporation.

3.1.2. Each share of common stock of OCHI (“OCH Shares”) that is issued and outstanding immediately before the Effective Date, other than Dissenting Shares to which a dissenting shareholder has taken the actions required by ORS 60.551-60.594 relating to dissenters’ rights, will be converted into one share of fully paid and nonassessable common stock of the Surviving Corporation that is issued and outstanding immediately before the Effective Date.

3.2. Adjustment of Conversion Ratio. If, between the date of this Agreement and the Effective Date, (a) NW Development pays a distribution or (b) OCHI reclassifies, combines, or subdivides its common stock or pays a distribution or declares or pays any dividend or distribution in shares of its common stock, or NW Development or OCHI agreed to do any of the foregoing as of a record date before the Effective Date, then an appropriate adjustment will be made in the number of shares of common stock of the Surviving Corporation into which NW Development Membership Interests would otherwise be converted by the merger.

3.3. Certificates for Shares. Except as provided in subsection 3.4, with respect to Dissenting Shares, each certificate that represents OCHI Shares before the Effective Date will represent the number of OCHI Shares into which such shares are converted from and after the Effective Date. Each holder of NW Development Membership Interests and each holder OCHI Shares that are converted in the merger into shares of common stock of the Surviving Corporation, on surrender of the certificate therefor to the Surviving Corporation (if applicable), will be entitled to receive a certificate evidencing the ownership of shares of the Surviving Corporation at the Effective Date.

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3.4. Dissenting Shares. Each Dissenting Share will be treated in accordance with the provisions of ORS 60.551-60.594 relating to dissenters’ rights.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF NW DEVELOPMENT

As a material inducement to OCHI to enter into this Agreement and to convert the NW Development Membership Interests into shares of common stock of the Surviving Corporation, NW Development hereby makes the following representations and warranties to OCHI:

4.1. Organization; Power. NW Development is a limited liability company duly organized and validly existing under the laws of the state of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. NW Development has all requisite limited liability company power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its respective businesses as now conducted. The copies of NW Developments articles of organization and operating agreement that have been furnished to OCHI’s lawyer reflect all amendments made thereto at any time before the Effective Date and are correct and complete.

4.2. NW Development Membership Interests and Related Matters. All of the NW Development Membership Interests are owned, beneficially and of record by the Member, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options, or limitations, including limitations affecting the Member’s ability to vote NW Development’s Membership interests or to convert NW Development’s Membership Interests into shares of common stock of the Surviving Corporation.

4.3 Authorization. No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which NW Development is a party have been duly authorized by NW Development. This Agreement and each other agreement contemplated by this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of NW Development, enforceable against NW Development in accordance with its terms, except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

4.4. Governmental Authorities. Except as set forth in Schedule 4.4 (a) NW Development is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with NW Development’s execution, delivery, and performance of this Agreement or other filing with any governmental or regulatory authority in connection with the consummation of the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by NW Development in connection with NW Development’s execution, delivery, and performance of this Agreement and the consummation of the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation.

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4.5. No Adverse Consequences. Neither the execution and delivery of this Agreement by NW Development nor the consummation of the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of NW Development’s assets or properties, (b) violate or conflict with any provision of NW Development’s articles of organization or operating agreement, (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to NW Development, or (d) either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to NW Development under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license, or permit to which NW Development is a party or by which if is bound.

4.6. Litigation. Except as set forth in Schedule 4.6, (a) them are no actions, suits, proceedings, orders, investigations, or claims pending or, to NW Development’s knowledge, threatened against NW Development or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, (b) NW Development is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to NW Development’s knowledge, any governmental investigations or inquiries, and (c) to NW Development’s knowledge, there is no basis for any of the foregoing.

4.7. Conduct of Business; Liabilities. Except as set forth in Schedule 4.7, NW Development is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of NW Development under, (a) any lease, mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which NW Development is a party or by which NW Development or the property of NW Development is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely NW Development’s business, financial condition, or results of operations of NW Development.

4.8. Compliance with Laws. NW Development is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if NW Development were not in compliance therewith, would have a material adverse effect on the business of NW Development. NW Development has not received any notice of any asserted present or past failure by NW Development to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

4.9. Financial Statements. NW Development’s financial statements, true and complete copies of which have previously been delivered to OCHI, present fairly the financial position, assets and liabilities of NW Development as of the dates thereof and the revenues, expenses, results of operations and cash flows of NW Development for the periods covered thereby, all in accordance with generally accepted accounting principles (“GAAP”), as historically applied by NW Development. NW Development’s financial statements are in

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accordance with the books and records of NW Development and do not reflect any transactions which are not bona fide transactions. The books and records of NW Development have been maintained in accordance with applicable laws, rules and regulations, and in the ordinary course of business. The accounts and notes receivable of NW Development reflected in NW Development’s financial statements are valid, existing and genuine and represent sales actually made or services actually delivered by NW Development, in bona Ede transactions in the ordinary course of business consistent with past practice; and there is no material right of set-off or counterclaim or threat thereof that would jeopardize the collectability of such accounts and notes receivable at the aggregate recorded amounts thereof.

4.10. Accuracy of Representations and Warranties. None of the representations or warranties of NW Development contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary to make the statements contained in this Agreement not misleading.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF OCHI

5.1. Organization; Power. OCHI is a corporation duly incorporated and validly existing under the laws of the state of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. OCHI has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to early on its respective businesses as now conducted. The copies of OCHI’s articles of incorporation and bylaws that have been furnished to NW Development reflect all amendments made thereto at any time before the Effective Date and are correct and complete.

5.2. Capital Stock and Related Matters. The authorized capital stock of OCHI consists of 10,000,000 shares of common stock, 540,068.03 shares of which are issued and outstanding and are owned, beneficially and of record, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options, or limitations, including limitations affecting OCHI’s shareholders’ ability to vote OCHI Shares or to convert NW Development Membership Interests into shares of common stock of the Surviving Corporation, and no other capital stock of OCHI is issued and outstanding. OCHI does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its common stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise to acquire its common stock. OCHI is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its common stock. OCHI has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All the outstanding shares of OCHI’s common stock are validly issued, fully paid, and nonassessable. OCHI has not violated or will not violate any applicable securities laws in connection with the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation under this Agreement.

5.3. Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which OCHI is a party have been duly authorized by OCHI. This Agreement and each other agreement contemplated

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by this Agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of OCHI, enforceable against OCHI in accordance with its terms, except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

5.4. Governmental Authorities. (a) OCHI is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with OCHI’s execution, delivery, and performance of this Agreement and the consummation of the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by OCHI in connection with OCHI’s execution, delivery, and performance of this Agreement and the consummation of the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation.

5.5. Conduct of Business; Liabilities. Except as set forth in Schedule 5.5. OCHI is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of OCHI under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which OCHI is a party or by which OCHI or the property of OCHI is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely OCHI’s business, financial condition, or results of operations of OCHI.

5.6. No Adverse Consequences. Neither the execution and delivery of this Agreement by OCHI nor the consummation of the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of OCHI’s assets or properties, (b) violate or conflict with any provision of OCHI’s articles of incorporation or bylaws, (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to OCHI, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to OCHI under, or constitute a default under (whether by virtue of the application of a “change of control” provision or otherwise) any agreement, instrument, license, or permit to which OCHI is a party or by which it is bound.

5.7. Litigation. Except as set forth in Schedule 5.7, (a) there are no actions, suits, proceedings, orders, investigations, or claims pending or, to OCHI’s knowledge, threatened against OCHI or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, (b) OCHI is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to OCHI’s knowledge, any governmental investigations or inquiries, and (c) to OCHI’s knowledge, there is no basis for any of the foregoing.

5.8. Compliance with Laws. OCHI is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if OCHI were not in compliance therewith, would have a material adverse effect on the business of OCHI. OCHI has not received any notice of any asserted present or past failure by OCHI to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

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5.9. Financial Statements. OCHI’s financial statements, true and complete copies of which have previously been delivered to NW Development, present fairly the financial position, assets and liabilities of OCHI as of the dates thereof and the revenues, expenses, results of operations and cash flows of OCHI for the periods covered thereby, all in accordance with GAAP, as historically applied by OCHI. OCHI’s financial statements are in accordance with the books and records of OCHI, and do not reflect any transactions which are not bona fide transactions. The books and records of OCHI have been maintained in accordance with applicable laws, rules and regulations, and in the ordinary course of business. The accounts and notes receivable of OCHI reflected in OCHI’s financial statements are valid, existing and genuine and represent sales actually made or services actually delivered by OCHI, in bona fide transactions in the ordinary course of business consistent with past practice; and there is no material right of set-off or counterclaim or threat thereof that would jeopardize the collectability of such accounts and notes receivable at the aggregate recorded amounts thereof.

5.10. Accuracy of Representations and Warranties. Neither this Agreement nor any of the schedules, attachments, certificates, or other items prepared or supplied to NW Development by or on behalf of OCHI with respect to the conversion of the NW Development Membership Interests into shares of common stock of the Surviving Corporation contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

SECTION 6. COVENANTS OF OCHI

From the date of this Agreement until the Effective Date and except as otherwise consented to or approved by NW Development, OCHI covenants and agrees with NW Development as follows:

6.1. Regular Course of Business. OCHI will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and OCHI will continue to use its reasonable efforts to keep available the services of current officers and employees (other than planned retirements) and to preserve its current relationships with persons having business dealings with it.

6.2. Dividends. OCHI will not declare, pay, or set aside for payment any dividend or other distribution in respect of the OCHI Shares beyond those approved prior to the Effective Date.

6.3. Capital Changes. OCHI will not issue any shares of its common stock, or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any shares of its common stock or subdivide or in any way reclassify any shares of its common stock, or repurchase, reacquire, cancel, or redeem any such shares or agree to do the foregoing.

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6.4. Property and Assets. The assets, property, and rights now owned by OCHI will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as such assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of such properties or business or accumulation or valuation of inventory will be made or instituted. Without NW Development’s prior consent, OCHI will not sell, transfer, or encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

6.5. Insurance. OCHI will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets.

6.6. Employees. OCHI will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgment of OCHI’s management, in OCHI’s best interests.

6.7. No Violations. OCHI will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

6.8. Satisfaction of Conditions. OCHI will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to the closing set forth in Section 8 and any necessary consents or waivers under or amendments to agreements by which OCHI is bound.

6.9. Notification. OCHI will notify NW Development promptly of any material change in OCHI’s business, results of operations, financial position, assets, or prospects before the Effective Date.

6.10. Supplements to Schedules. Before the Effective Date, OCHI will supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement that, if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Schedule. No supplement or amendment to any Schedule made pursuant to this subsection 6.10 will be deemed to cure any breach of any representation or warranty made in this Agreement unless NW Development specifically agrees in writing.

SECTION 7. COVENANTS OF NW DEVELOPMENT

NW Development covenants and agrees with OCHI as follows:

7.1. Regular Course of Business. NW Development will operate its business in accordance with the reasonable judgment of its management diligently and in good faith, consistent with past management practices, and NW Development will continue to use its reasonable efforts to keep available the services of any current employees (other than planned retirements) and to preserve its current relationships with persons having business dealings with it.

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7.2. Distributions. NW Development will not declare, pay, or set aside for payment any distribution in respect of the NW Development Membership Interests beyond those approved prior to the Effective Date.

7.3. Capital Changes. NW Development will not issue any additional Membership Interests or issue or sell any securities convertible into, or exchangeable for, or options, warrants to purchase, or rights to subscribe to, any additional Membership Interests or subdivide or in any way reclassify any Membership Interests, or repurchase, reacquire, cancel, or redeem any Membership Interests or agree to do any of the foregoing.

7.4. Property and Assets. The assets, property, and rights now owned by NW Development will be used, preserved, and maintained, as far as practicable, in the ordinary course of business, to the same extent and in the same condition as such assets, property, and rights are on the date of this Agreement, and no unusual or novel methods of manufacture, purchase, sale, management, or operation of such properties or business or accumulation or valuation of inventory will be made or instituted. Without OCHI’s prior consent, NW Development will not sell, transfer, or encumber any of its assets or make any commitments relating to such assets, property, or business, except in the ordinary course of its business.

7.5. Insurance. NW Development will keep or cause to be kept in effect and undiminished the insurance now in effect on its various properties and assets.

7.6. Employees. NW Development will not grant to any employee any promotion, any increase in compensation, or any bonus or other award other than promotions, increases, or awards that are regularly scheduled in the ordinary course of business or contemplated on the date of this Agreement or that are, in the reasonable judgment of NW Development’s management, in NW Development’s best interests.

7.7. No Violations. NW Development will comply in all material respects with all statutes, laws, ordinances, rules, and regulations applicable to it in the ordinary course of business.

7.8. Notification. NW Development will notify OCHI promptly of any material change in NW Development’s business, results of operations, financial position, assets, or prospects before the Effective Date.

7.9. Satisfaction of Conditions. NW Development will use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to the closing set forth in Section 8 and any necessary consents or waivers under or amendments to agreements by which NW Development is bound.

7.10. Supplements to Schedules. Before the Effective Date, NW Development will supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement that, if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Schedule. No supplement or amendment to any Schedule made pursuant to this subsection 7.10 will be deemed to cure any breach of any representation or warranty made in this Agreement unless OCHI specifically agrees in writing.

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SECTION 8. CONDITIONS

8.1. Conditions to Obligation of NW Development. The obligation of NW Development to effect the merger is subject to the satisfaction or waiver of each of the following conditions:

8.1.1. The representations and warranties of OCHI set forth in Section 5 will be true and correct at the Effective Date as though made on and as of the Effective Date, and all obligations and covenants of OCHI required under this Agreement to be performed before the Effective Date have been performed.

8.1.2. There will not have been any material adverse change in the business or financial condition of OCHI from the date of this Agreement through the Effective Date.

8.1.3. This Agreement will have been duly approved by the Member in accordance with the Oregon Limited Liability Company Act.

8.1.4. This Agreement will have been approved by the holders of a majority of the outstanding shares of common stock of OCHI entitled to vote on the matter in accordance with the Oregon Business Corporation Act and by the Board of Directors of OCHI in accordance with the Oregon Business Corporation Act.

8.2. Conditions to Obligation of OCHI. The obligation of OCHI to effect the merger is subject to the satisfaction or waiver of each of the following conditions:

8.2.1. The representations and warranties of NW Development set forth in Section 4 will be true and correct at the Effective Date as though made on and as of the Effective Date, and all obligations and covenants of NW Development required under this Agreement to be performed before the Effective Date will have been performed.

8.22. There will not have been any material adverse change in the business or financial condition of NW Development from the date of this Agreement through the Effective Date.

8.2.3. This Agreement will have been duly approved by the Member in Accordance with the Oregon Limited Liability Company Act.

8.2.4. This Agreement will have been approved by the holders of a majority of the outstanding shares of common stock of OCHI entitled to vote on the matter in accordance with the Oregon Business Corporation Act and by the Board of Directors of OCHI in accordance with the Oregon Business Corporation Act.

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SECTION 9. TERMINATION

9.1. Failure of Shareholder or Member Approval. This Agreement will automatically terminate in the event that it is brought to a vote and not adopted by the holders of a majority of the outstanding shares of common stock of OCHI entitled to vote thereon at a meeting called for such purpose in accordance with the Oregon Business Corporation Act or if it has not been approved by the Member in accordance with the Oregon Limited Liability Company Act.

9.2. Other Termination. This Agreement may be terminated and the merger abandoned at any time before the Effective Date, whether before or after submission to or approval by the shareholders of OCHI or by the Member:

9.2.1. By mutual agreement of the board of directors of OCHI and the Member;

9.2.2. By the Member if any condition provided in subsection 8.1 has not been satisfied or waived on or before the Effective Date;

9.2.3. By the board of directors of OCHI if any condition provided in subsection 8.2 has not been satisfied or waived on or before the Effective Date;

9.2.4. By the Member or the board of directors of OCHI (but only if the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within ten (10) days after written notice to the party committing the breach, or which breach, by its nature, cannot be cured before the closing; or

9.2.5. By the Member or the board of directors of OCHI if the closing of the merger has not occurred on or before September 1, 2012, unless the failure of the closing to occur by that date is due to the breach by the party seeking to terminate this Agreement of any representation, warranty, covenant, or other agreement of that party set forth in this Agreement.

9.3. Effect of Termination. If this Agreement is terminated as provided in Section 9, this Agreement will become wholly void and of no effect, each party will bear its own expenses, and, except for the liability of a party whose material breach of any of the covenants, agreements, representations, or warranties set forth in this Agreement has occasioned the termination of this Agreement by the nondefaulting party, there will be no liability or obligation on the part of either party.

SECTION 10. MISCELLANEOUS PROVISIONS

10.1. Waivers. Each party, by written instrument, may extend the time for performing any of the obligations or other acts of the other party, waive any inaccuracies of the representations and warranties of the other party, waive compliance with any of the covenants of the other party, waive performance of any of the obligations of the other party set forth in this Agreement, or waive any condition to its obligation to effect the merger other than the conditions contained in subsections 8 1.3, 8.1 4, 8.2.3, and 8.2.4.

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10.2. Survival. None of the representations, warranties, covenants, and agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, will survive the Effective Date, except for those covenants and agreements that by their express terms apply in whole or in part after the Effective Date.

10.3. Amendment. This Agreement may be amended at any time before the Effective Date, whether before or after the meetings of the shareholders of OCHI or of the Member, with approval of the board of directors of OCHI or of the Member, as long as the amendment will not change the conversion of NW Development Membership Interests as set forth in subsection 3.1 without the approval of the shareholders of OCHI or of the Member.

10.4. Expenses. Each party will pay the expenses incurred by it in connection with the transactions contemplated hereby.

10.5. Time is of the Essence. Time is expressly made of the essence of each provision of this Agreement.

10.6. Notices. Any notice required or permitted under this Agreement shall be in writing and shall be given when actually delivered in person or forty-eight (48) hours after having been deposited in the United States mail as certified or registered mail addressed to the addresses set forth below, or to such other address as one party may indicate by written notice to the other party:

NW DEVELOPMENT:	Northwest Development Group, LLC
19150 SW 90th Avenue
Tualatin, OR 97062
Attention: Christopher J. Shepanek
Telephone Number: (503) 783-3888
Facsimile Number: (503) 783-3850
E-mail address: chriss@oilcanhenry.com

OCHI:	OCH International, Inc.
19150 SW 90th Avenue
Tualatin, OR 97062
Attention: Christopher J, Shepanek
Telephone Number: (503) 783-3888
Facsimile Number: (503) 783-3850
E-mail address: chriss@oilcanhenry.com

10.7. Attorney Fees and Costs. In the event legal action is commenced in connection with this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorney fees and costs incurred therein.

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10.8. Amendments. This Agreement may be amended, modified or extended without new consideration but only by written instrument executed by both parties.

10.9. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Oregon.

10.10. Binding Effect. The covenants, conditions and terms of this Agreement shall extend to and be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

10.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same agreement,

10.12. Representation. The Constituent Entities acknowledge and agree that the law firm of Bateman Seidel represents only OCHI in connection with the merger and in connection with the preparation and execution of this Agreement. NW Development acknowledges that it has been advised to obtain Independent legal counsel in connection with this Agreement. Neither NW Development nor the shareholders of OCHI should execute or approve this Agreement without consulting with independent counsel.

The parties enter into this Agreement as of the date set forth above.

OCH INTERNATIONAL, INC., an Oregon corporation	NORTHWEST DEVELOPMENT GROUP, LLC, an Oregon limited liability company

By: /s/ Christopher J. Shepanek Christopher J. Shepanek, CEO	By: /s/ Christopher J. Shepanek Christopher J. Shepanek, Member

Page 13 – AGREEMENT AND PLAN OF MERGER

SCHEDULE 4.4

Governmental/Regulatory Filing Requirements Relating to NW Development

None.

Schedule 4.4 to AGREEMENT AND PLAN OF MERGER

SCHEDULE 4.6

Litigation Information Relating to NW Development

None.

Schedule 4.6 to AGREEMENT AND PLAN OF MERGER

SCHEDULE 5.5

Conduct of Business; Liabilities Relating to OCHI

None.

Schedule 5.5 to AGREEMENT AND PLAN OF MERGER

SCHEDULE 5.7

Litigation Information Relating to OCHI

None.

Schedule 5.7 to AGREEMENT AND PLAN OF MERGER

ACTION BY THE MEMBER OF

NORTHWEST DEVELOPMENT GROUP, LLC

WHEREAS, subsection 8.2.6 of the Operating Agreement of Northwest Development Group, LLC, an Oregon limited liability company (the “Company”), provides that any action required or permitted to be taken at a meeting of the Members of the Company may be taken without a meeting; and

WHEREAS, Christopher J. Shepanek, as the sole member of the Company (“Member”), has considered a proposed Agreement and Plan of Merger by the Company and OCH International, Inc., an Oregon corporation (the “Surviving Entity”), pursuant to which the Company shall be merged with and into the Surviving Entity (the “Merger”) and the separate existence of the Company shall cease; and

WHEREAS, the Member has determined that the Merger is in the best interests of the Company.

NOW, THEREFORE, the Member hereby takes the following actions on behalf of the Company:

1. BE IT RESOLVED, that the Agreement and Plan of Merger, in substantially the form delivered to and considered by the Member, be, and it hereby is, approved and adopted, with such modifications, amendments and changes thereto as the Member deems necessary and appropriate, and that the Member be, and he hereby is, authorized and directed to execute and deliver the Agreement and Plan of Merger and to execute and file Articles of Merger on behalf of the Company;

2. RESOLVED FURTHER, that the Member be, and he hereby is, authorized and directed, for and on behalf of the Company, or otherwise, to execute all such instruments, documents, certificates and ancillary agreements and to take all such other actions in connection with the resolutions hereinabove adopted as he may deem necessary, advisable or proper to effectuate the intent and purposes of these resolutions;

3. RESOLVED FURTHER, that all actions heretofore taken by the Member in connection with the matters referred to in the foregoing resolutions, be, and they hereby are, ratified and approved in all respects; and

4. RESOLVED FURTHER, that this Action shall be effective as of November 30, 2012, notwithstanding the actual date of signing by the Member.

/s/ Christopher J. Shepanek
Christopher J. Shepanek, Member

Page 1- ACTION

ACTION BY THE BOARD OF DIRECTORS

AND SHAREHOLDERS OF OCH INTERNATIONAL, INC.

WHEREAS, ORS 60.341 provides that any action required or permitted to be taken by the Board of Directors of OCH International, Inc., an Oregon corporation (“Corporation”), may be taken without a meeting if the action so taken is evidenced by one or more written consents describing the action taken and signed by each director;

WHEREAS, ORS 60.211 provides that any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if the action so taken is evidenced by one or more written consents describing the action taken and signed by each shareholder;

WHEREAS, the Board of Directors (the “Board”) has considered a proposed Agreement and Plan of Merger by the Corporation and Northwest Development Group, LLC, an Oregon limited liability company (the “Merging LLC”), pursuant to which the Merging LLC shall be merged with and into the Corporation (the “Merger”) and the separate existence of the Merging LLC shall cease; and

WHEREAS, the Board has determined that the Merger is in the best interests of the Corporation and its shareholders;

NOW, THEREFORE, the Board of Directors and the shareholders of the Corporation hereby take the following actions;

1. BE IT RESOLVED, that the Agreement and Plan of Merger, in substantially the form delivered to and considered by the Board, be, and it hereby is, approved and adopted, with such modifications, amendments and changes thereto as Christopher J. Shepanek, the Chief Executive Officer of the Corporation, deems necessary and appropriate, and that the Chief Executive Officer of the Corporation and such other officers as he may designate be, and each of them hereby is, authorized and directed to execute and deliver the Agreement and Plan of Merger and to execute and file Articles of Merger on behalf of the Corporation;

2. RESOLVED FURTHER, that the shareholders of the Corporation approve the Agreement and Plan of Merger insofar as it relates to the Corporation and authorizes the Corporation to take such further action as may be necessary or appropriate in connection with the Agreement and Plan of Merger;

3. RESOLVED FURTHER, that Christopher J. Shepanek, as the Chief Executive Officer of the Corporation, be, and he hereby is, authorized and directed, for and on behalf of the Corporation, or otherwise, to execute all such instruments, documents, certificates and ancillary agreements and to take all such other actions in connection with the resolutions hereinabove adopted as they may deem necessary, advisable or proper to effectuate the intent and purposes of these resolutions;

4. RESOLVED FURTHER, that all actions heretofore taken by any officer or director of the Corporation in connection with the matters referred to in the foregoing resolutions, be, and they hereby are, ratified and approved in all respects; and

Page 2- ACTION

5. RESOLVED FURTHER, that this Joint Consent by the Board and shareholders shall be effective as of November 30, 2012, notwithstanding the actual date of signing by the members of the Board and the shareholders.

DIRECTORS:	SHAREHOLDERS:

/s/ John E. Shepanek John E. Shepanek	/s/ Christopher J. Shepanek Christopher J. Shepanek

/s/ Christopher J. Shepanek Christopher J. Shepanek	/s/ John E. Shepanek, Trustee John E. Shepanek, Trustee of the John Shepanek Living Trust

/s/ Sandra K. Shepanek, Trustee Sandra K. Shepanek, Trustee of the Sandra Shepanek Living Trust

WAIVER OF STATUTORY NOTICES

The undersigned shareholders, by affixing their signatures below, hereby knowingly and expressly waive their statutory right to notice of a meeting of the proposed merger, as required by ORS 60.487, waive their statutory right to receive notice of their dissenters’ rights, as required by ORS 60.561, and waive their right to give notice to demand payment based on dissenters’ rights pursuant to ORS 60.564.

/s/ Christopher J. Shepanek Christopher J. Shepanek	/s/ Sandra K. Shepanek, Trustee Sandra K. Shepanek, Trustee of the Sandra Shepanek Living Trust

/s/ John E. Shepanek, Trustee John E. Shepanek, Trustee of the John Shepanek Living Trust

Page 3- ACTION

SUMMARY OF VOTING

No. of Issued & Outstanding Shares of Common Stock Prior to Merger	No. of Shares of Common Stock Voted in Favor of Merger	No. of Shares of Common Stock Voted Against Merger
540,068.03	540,068.03	-0-

I, CHRISTOPHER J. SHEPANEK, Chief Executive Officer of OCH International, Inc, hereby certify to the foregoing vote.

/s/ Christopher J. Shepanek
Christopher J. Shepanek,
Chief Executive Officer of OCH International, Inc.

SUMMARY OF VOTING

Articles of Merger-Multi Entity Merger

Secretary of State – Corporation Melon – 255 Capital St. NE, Suite 151 – Salem, OR 97310-1327 – http://www.FilingOregon.com Phone (503) 986-2200

Survivor

Registry Number: 118156-85

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.

We must release this information to all parties upon request and it will be posted on our website For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1) Names and Types of the Entities Proposing to Merge:

Name:	Type:	Registry Number:
CJS-Yakima LLC	FLLC	Washington State UBI 8503-440-952
CJS-OCH, Inc.	DBC	938751-94
OCH International, Inc.	DBC	118156-85

2) Name and Type of the Surviving Entity: OCH International, Inc., an Oregon corporation

☐ Check here if there is a name change in this plan of merger.

3) A copy of the Merger Plan is Attached. See ORS 60.481(2)

4) The Plan of Merger was Duly Authorized and Approved by each Entity that is a Party to the Merger:

∎ A copy of the vote required by each entity is attached.

OR:

☐ Shareholder approval was not required.

5) Execution: (Must be signed by an officer or director for a corporation, a member or manager for a limited liability company, a general partner for a limited partnership or a partner for a limited partnership.)

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in the document is against the law and may be penalized by fines, imprisonment or both.

Signature	Printed Name:	Title:
/s/ Christopher J. Shepanek	Christopher J. Shepanek	Chief Executive Officer

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”), dated effective as of the January 2, 2015 (“Effective Date”), Is by and among OCH INTERNATIONAL, INC., an Oregon corporation (“OCHI”); CJS-OCH, INC,, an Oregon corporation (“CJS-OCH”); and CJS-YAKIMA LLC, a Washington limited liability company (“CIS-Yakima”). OCHI, CJS-OCH and CJS-Yakima are hereinafter sometimes referred to collectively as the “Constituent Entities.”

RECITALS

The Constituent Entities desire to effect a merger (“Merger”) on the terms set forth in this Agreement pursuant to the provisions of the Oregon Business Corporation Act and the Washington Limited Liability Company Act (collectively, the “Acts”).

AGREEMENT

NOW, THEREFORE, based upon the foregoing Recitals and the mutual covenants hereinafter set forth, the Constituent Entities agree as follows:

SECTION 1. MERGER OF CONSTITUENT ENTITIES

1.1. Merger. As of the Filing Date (as hereinafter defined), CJS-OCH and CJS-Yakima will be merged with and into OCHI, the separate existence of CIS-OCH and CJS-Yakima will cease and OCHI will survive as a corporation under the name “OCH International, Inc.” (the “Surviving Corporation”) organized under and governed by the laws of the state of Oregon. From that time, the Surviving Corporation, to the extent consistent with its articles of incorporation, as altered by the Merger, will possess all the rights, privileges, immunities, and franchises of each of the Constituent Entities, all property belonging to CJS-OCH and CJS-Yakima will be transferred, by operation of law, to and vest in the Surviving Corporation without further act or deed, and the Surviving Corporation will be responsible for all liabilities of each of the Constituent Entities, all in the manner and with the effect set forth in ORS 60.497, ORS 63.497, and ROW 25.15.410.

1.2. Further Assurances. From time to time after the Effective Date, Christopher J., Shepanek, the CEO of OCHI, the President of CJS-OCH, and the authorized representative of CJS-Yakima, will execute and deliver such deeds and other instruments and will cause to be taken such further actions, as will reasonably be necessary, in order to vest or perfect in the Surviving Corporation title to and possession of all the property, interest, assets, rights, privileges, immunities, and franchises of CJS-OCH and CJS-Yakima.

1.3. Filing Date. The Merger of the Constituent Entities will become effective on the date of the filing of the Articles of Merger in Oregon and Washington pursuant to ORS 60.494 and RCW 25.15.405, whichever is later (the “Filing bate”); provided, however, that the Constituent Entities agree to treat the Merger as being effective as of the Effective Date for all other purposes.

Page 1 of 5 – AGREEMENT AND PLAN OF MERGER

1.4. Closing. The closing of the contemplated transactions will occur at the offices of OCHI on the Filing Date or at such other time and place mutually agreed upon by the Constituent Entities. At that time, the parties will cause Articles of Merger to be filed in Oregon and Washington and the Merger will become effective,

SECTION 2. ARTICLES OF INCORPORATION, BYLAWS, DIRECTORS, AND OFFICERS

At the Filing Date:

2.1. Articles of Incorporation. The Articles of Incorporation of OCHI will be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with applicable law.

2.2. Amended and Restated Bylaws. The Amended and Restated Bylaws of OCHI, as amended, in effect immediately before the Filing Date will be the bylaws of the Surviving Corporation until amended or repealed.

2.3. Directors and Officers. The Board of Directors of the Surviving Corporation will consist of Christopher J. Shepanek. Christopher J. Shepanek is the Chief Executive Officer, President and Secretary of the Surviving Corporation; and he will hold those offices at the pleasure of the Board of Directors of the Surviving Corporation.

SECTION 3. MANNER AND BASIS OF CONVERTING MEMBERSHIP INTERESTS

3.1. Conversion of Membership Interests and Shares. At the Filing Date:

3.1.1. Other than the rights of dissenting members under RCW 25.15.425-25.15.480, the Membership Interests of CJS-Yakima (“CJS-Yakima Membership Interests”) owned by its member immediately before the Filing Date will not be converted into any shares of fully paid and nonassessable common stock of the Surviving Corporation because it is a wholly-owned subsidiary of CJS-OCH.

3.1.2. Each share of common stock of OCHI (“OCHI Shares”) that is issued and outstanding immediately before the Filing Date, other than dissenting shares to which a dissenting shareholder has taken the actions required by ORS 60.551-60.594 relating to dissenters’ rights, will be converted into one share of fully-paid and nonassessable common stock of the Surviving Corporation that is issued and outstanding immediately before the Filing Date.

3.1.3. Each share of common stock of CJS-OCH (“CJS-OCH Shares”) that is issued and outstanding immediately before the Filing Date, other than dissenting shares to which a dissenting shareholder has taken the actions required by ORS 60.551-60.594 relating to dissenters’ rights, will be converted Into 14.466182 shares of fully-paid and nonassessable common stock of the Surviving Corporation that is issued and outstanding immediately before the Filing Date.

Page 2 of 5 – AGREEMENT AND PLAN OF MERGER

3.2. Certificates for Shares. Each certificate that represents OCHI Shares before the Filing Date will represent the number of OCHI Shares into which such shares are converted from and after the Filing Date. Each holder of CJS-OCH Shares and each holder of OCHI Shares that are converted in the Merger into shares of common stock of the Surviving Corporation, on surrender of the certificate therefor to the Surviving Corporation (if applicable), will be entitled to receive a certificate evidencing the ownership of shares of the Surviving Corporation at the Filing Date.

3.3. Dissenting Shares and Membership Interests. The rights of dissenting shareholders of OCHI and CJS-OCH shall be treated in accordance with the provisions ORS 60,551-60.594, relating to dissenters’ rights, and the rights of the Member of OCH-Yakima shall be treated in accordance with the provisions of RCW 25.15.425-25.15.480 relating to dissenters’ rights,

SECTION 4. MISCELLANEOUS PROVISIONS

4.1 Waivers. Each party, by written instrument, may extend the time for performing any of the obligations or other acts of the other party, waive any inaccuracies of the representations and warranties of the other party, waive compliance with any of the covenants of the other party, waive performance of any of the obligations of the other party set forth in this Agreement, or waive any condition to its obligation to effect the Merger.

4.2 Survival. None of the representations, warranties, covenants, and agreements in this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, will survive the Effective Date, except for those covenants and agreements that by their express terms apply in whole or in part after the Effective Date.

4.3 Amendment. This Agreement may be amended at any time before the Effective Date, whether before or after the date of the meeting of the shareholders and members of the Constituent Entities, with the approval of the board of directors of OCHI and CJS-OCH and the member of CJS-Yakima, as long as the amendment will not change the conversion rights set forth in Section 3 without the approval of the shareholders of OCHI and CJS-OCH and the member of CJS-Yakima.

4.4 Expenses. Each party will pay the expenses incurred by it in connection with the transactions contemplated hereby.

4.5 Time is of the Essence. Time is expressly made of the essence of each provision of this Agreement.

4.6 Notices. Any notice required or permitted under this Agreement shall be in writing end shall be given when actually delivered in person or forty-eight (48) hours after having been deposited in the United States mail as certified or registered mail addressed to the addresses set forth below, or to such other address as one party may indicate by written notice to the other party:

Page 3 of 5 – AGREEMENT AND PLAN OF MERGER

CJS-YAKIMA:	CJS-Yakima LLC
19150 SW 90th Avenue
Tualatin, OR 97062
Attention: Christopher J. Shepanek
Telephone Number: (503) 783-3888
Facsimile Number: (503) 783-3850
E-mail address: chriss@oilcanhenry.com

OCHI:	OCH International, Inc.
19150 SW 90th Avenue
Tualatin, OR 97062
Attention: Christopher J. Shepanek
Telephone Number: (503) 783-3888
Facsimile Number: (503) 783-3850
E-mail address: chriss@oilcanhenry.com

CJS-OCH:	CJS-OCH, Inc.
19150 SW 90th Avenue
Tualatin, OR 97062
Attention: Christopher J. Shepanek
Telephone Number: (503) 783-3888
Facsimile Number: (503) 783-3850
E-mail address: chriss@oilcanhenry.com

4.7 Attorney Fees and Costs. In the event legal action is commenced in connection with this Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorney fees and costs incurred therein.

4.8 Amendments. This Agreement may be amended, modified or extended without new consideration but only by written instrument executed by both parties.

4.9 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Oregon.

4.10 Binding Effect. The covenants, conditions and terms of this Agreement shall extend to and be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

4.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same agreement.

4.12 Representation. The Constituent Entities acknowledge and agree that the law firm of Bateman Seidel represents only OCHI in connection with the Merger and in connection with the preparation and execution of this Agreement. CJS-Yakima and CJS-OCH acknowledge that they have been advised to obtain independent legal counsel in connection with this Agreement. Neither CJS-Yakima, CJS-OCH, the shareholders of OCHI, nor the shareholders of CJS-OCH should execute or approve this Agreement without consulting with independent counsel.

Page 4 of 5 – AGREEMENT AND PLAN OF MERGER

The parties enter into this Agreement with the intent that it be effective as of the Effective Date

CJS-OCH:	OCHI:

CJS-OCH, INC., an Oregon corporation	OCH INTERNATIONAL, INC., an Oregon corporation

By: /s/ Christopher J. Shepanek Christopher J. Shepanek, President	By: /s/ Christopher J. Shepanek Christopher J. Shepanek Chief Executive Officer
CJS-YAKIMA: CJS-YAKIMA LLC, a Washington limited liability company By: CJS-OCH Inc., an Oregon corporation, its sole Member

By: /s/ Christopher J. Shepanek Christopher J. Shepanek President

Page 5 of 5 – AGREEMENT AND PLAN OF MERGER

COMBINED RESOLUTIONS OF THE BOARD OF DIRECTORS

AND SHAREHOLDER OF CJS-OCH, INC.,

THE MEMBER OF CJS-YAKIMA LLC, AND THE BOARD OF DIRECTORS

AND SHAREHOLDER OF OCH INTERNATIONAL, INC,

WHEREAS, CJS-OCH, Inc, (“CIS-OCH”) is an Oregon corporation;

WHEREAS, CJS-Yakima LLC (“CIS-Yakima”) is a Washington limited liability company;

WHEREAS, OCH International, Inc. (“OCHI”) is an Oregon corporation;

WHEREAS, the sole Member of CJS-Yakima, the Board of Directors and Shareholder of CJS-OCH, and the Board of Directors and Shareholder of OCHI desire for CJS-OCH and CJS-Yakima to merge into OCHI, with OCHI being the survivor of the merger (“Merger”), upon the terms and provisions set forth in the Plan of Merger (“Plan”) attached to the Articles of Merger (“Articles”); and

WHEREAS, pursuant to the terms of the Plan and the Articles, OCHI will be the survivor of the Merger and the continued existence of CJS-OCH and CJS-Yakima shall cease.

NOW, THEREFORE, the sole Member of CJS-Yakima, the Board of Directors and Shareholder of CJS-OCH, and the Board of Directors and Shareholder of OCHI adopt the following resolutions:

1. RESOLVED, by the sole Member of CJS-Yakima, that CJS-Yakima is authorized to merge with OCHI, with OCHI being the survivor of the Merger\, in accordance with the Plan and the Articles.

2. FURTHER RESOLVED, by the Board of Directors and the Shareholder of CJS-OCH that CJS-OCH is authorized to merge with OCHI, with OCHI being the survivor of the Merger in accordance with the Plan and the Articles.

3. FURTHER RESOLVED, by the Board of Directors and the Shareholder of OCHI, that OCHI is authorized to merge with CJS-Yakima and CJS-OCH, with OCHI being the survivor of the Merger in accordance with the Plan and the Articles.

4. FURTHER RESOLVED, by the Board of Director, that Christopher J. Shepanek, in his capacities as the President of CJS-OCH (in its capacity as the sole Member of CJS-Yakima) and as the Chief Executive Officer of OCHI, is hereby authorized to take any and all actions necessary or advisable for the purpose of completing the Merger, including (a) the execution and filing of Articles with the Oregon Secretary of State and the Washington Secretary of State, (b) attaching the Plan and these resolutions to the Articles, and (c) the payment of all fees and costs associated therewith.

5. FURTHER RESOLVED, that these resolutions shall be effective as of January 2, 2015

Page 1 – COMBINED RESOLUTIONS

CJS-OCH: CJS-OCH, INC., an Oregon corporation	OCHI: OCH INTERNATIONAL, INC., an Oregon corporation

By: /s/ Christopher J. Shepanek Christopher J. Shepanek, President	By: /s/ Christopher J. Shepanek Christopher J. Shepanek Chief Executive Officer

CJS-YAKIMA: CJS-YAKIMA LLC, a Washington limited liability company

By: CJS-OCH Inc., an Oregon corporation, its sole Member	/s/ Christopher J. Shepanek Christopher J. Shepanek, Shareholder of OCH International, Inc. and Shareholder of CJS-OCH, Inc.
By: /s/ Christopher J. Shepanek Christopher J. Shepanek, President

Page 2 – COMBINED RESOLUTIONS